                                                                  EXHIBIT (D)(4)
================================================================================



                                LEASE AGREEMENT

                         Dated as of January 21, 2000

                                    between

                  HELLER AFFORDABLE HOUSING OF FLORIDA, INC.,

                                 as the Lessor

                                      and

                            ECHELON COMMERCIAL LLC,

                                 as the Lessee



================================================================================

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "Lease"), dated as of January 21, 2000, between
                                 -----
HELLER AFFORDABLE HOUSING OF FLORIDA, INC., a Florida corporation having an address at 500 West Monroe Street, Chicago IL 60661 (the "Lessor"), and ECHELON
                                                          ------
COMMERCIAL LLC, a Delaware limited liability company having an address at 450 Carillon Parkway, Suite 200, St. Petersburg FL 33716 (the "Lessee"),
                                                           -------

                             W I T N E S S E T H:

     WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, the Properties (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

     I.1  Definitions.  Unless a clear contrary intention appears, terms defined
          -----------
herein have the respective indicated meanings when used herein.

     "Accrued Rent" means (i) the amount of Basic Rent which would have been
      ------------
payable pursuant to the definition of "Basic Rent" without reduction, however, for Average Cash Collateral Balance provided for in clause (y) of such definition, less (ii) the Basic Rent actually payable pursuant to the definition of Basic Rent.

     "Affiliate" means, when used with respect to any Person, any other Person
      ---------
directly or indirectly Controlling or Controlled by or under direct or indirect common control with such Person.

     "After Tax Basis" means, with respect to any payment to be received, the
      ---------------
amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (including any Taxes otherwise excluded by this Lease and assuming for this purpose that such recipient was subject to taxation at the maximum marginal federal, state and local tax rates applicable to such recipient for the year in which such income is taxable) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

     "Applicable Law" means all existing and future applicable laws, rules,
      --------------
regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction, including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Property (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. (S)(S) 1201 et seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any restrictive covenant or deed restriction or easement of record affecting any Property.

     "Appraisal" means an appraisal of any Property, which appraises the fair
      ---------
market value of the Property as of the Commencement Date and complies with all FIRREA requirements, in form and substance satisfactory to the Lessor, prepared by a reputable appraiser selected by the Lessor.

     "Architect" means, with respect to any Property, the architect acting in
      ---------
such capacity.

     "Average Cash Collateral Account Balance" means the average amount on
      ---------------------------------------
deposit in the Cash Collateral Account for any month, determined as one-half of the sum of (i) the amount on deposit in the Cash Collateral Account as of the first calendar day of such month, and (ii) the amount on deposit in the Cash Collateral Account as of the last calendar day of such month.

     "Average Lease Balance" means the average Lease Balance for any month,
      ---------------------
determined as one-half of the sum of (i) the Lease Balance as of the first calendar day of such month, and (ii) the Lease Balance as of the last calendar day of such month.

     "Basic Rent" means (A) from the Commencement date and until January 31,
      ----------
2003, the monthly amount determined as (i) the product of (x) the Lease Rate, multiplied by (y) the Average Lease Balance for such month reduced by the Average Cash Collateral Balance for such month, plus (ii) the interest and other
                                                ----
earnings with respect to amounts on deposit in the Cash Collateral Account, and
(B) from and after February 1, 2003 and until the Expiration Date, the amount determined pursuant to clause (i) of this definition plus a monthly amount equal
                                                     ----
to twenty-five percent of the Supplemental Rent for such month, as adjusted and pro-rated for the months which include the Commencement Date and the Expiration Date.

     "Borrower" means the obligor under a Note.
      --------

     "Borrowers" means all of the obligors under the Notes.
      ---------

     "Business Day" means each day which is not a day on which banks in New
      ------------
York, New York are generally authorized or obligated, by law or executive order, to close.

     "Carillon Parcels" means those ten parcels of land identified as the
      ----------------
Carillon Parcels on Schedule 1 attached hereto.
                    ----------

     "Cash Collateral Account" means the Cash Collateral Account maintained
      -----------------------
pursuant to the Cash Collateral Agreement.

     "Cash Collateral Agreement" means the Cash Collateral Agreement, dated as
      -------------------------
of the Commencement Date, between the Lessor and the Lessee, in the form attached hereto as Exhibit A or as mutually agreed between the Lessor and the
                   ---------
Lessee.

     "Casualty" means any damage or destruction of all or any portion of any
      --------
Property as a result of a fire or other casualty.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and
      ------
Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq., as amended by the
                                             -- ---
Superfund Amendments and Reauthorization Act of 1986.

     "Certifying Party" is defined in Section 25.1 of this Lease.
      ----------------                ------------

     "Claims" means any and all obligations, liabilities, losses, actions,
      ------
suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, or any successor statute thereto.

     "Collateral Documents" means, with respect to each Loan, each and every
      --------------------
document or account or security evidencing, securing or otherwise relating to such Loan, including, without limitation, any mortgage, security agreement, UCC financing statements, regulatory agreement, assignment of rents, pledge agreement, guaranty, indemnification agreement, assignment of management agreement, assignment of stock or partnership units, title insurance policies, tax and insurance escrows, letters of credit, certificates of deposit or deposits or escrows of any kind, fire and casualty insurance policies (or certificates evidencing such policies), flood hazard insurance policies, other insurance and other documents, agreements or instruments under which legal rights or obligations are created or exist, if any, provided to the Lessor to evidence or secure the Loan and held by the Lessor.

     "Commencement Date" means the date of the "Closing" as defined in the
      -----------------
Subscription Agreement.

     "Condemnation" means any condemnation, requisition, confiscation, seizure
      ------------
or other taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall
                                                           ------------
be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

     "Control" means (including the correlative meanings of the terms
      -------
"controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. A Person shall be deemed to be controlling another Person if the first Person, or wholly owned subsidiary of that Person, owns 51% or more of the other Person.

     "Debt" means, for any Person, (i) all indebtedness of such Person for
      ----
borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person under any conditional sale or other title retention agreement relating to property purchased by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, and (iv) all obligations of such Person as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.

     "Default" means any event or condition which, with the lapse of time or the
      -------
giving of notice, or both, would constitute an Event of Default.

     "Development Properties" means those of the Properties identified as
      ----------------------
Catalina, The Reserve, Memorial Creek, Woodland Park, Mission Ranch and Northlake on Schedule 1.
             ----------

     "Dollars" and "$" mean dollars in lawful currency of the United States of
      -------       -
America.

     "Early Buy-Out Option" is defined in Section 22.1 of this Lease.
      --------------------                ------------

     "Early Buy-Out Closing Date" is defined in Section 22.1 of this Lease.
      --------------------------                ------------

     "Early Buy-Out Notice" is defined in Section 22.1 of this Lease.
      --------------------                ------------

     "Early Buy-Out Price" for any Property as of the date of this Lease is the
      -------------------
amount set forth for such Property on Schedule 6.  The "Early Buy-Out Price" for
                                      ----------
any Property or Loan subsequent to the Commencement Date is the sum of (a) the then outstanding balance of the Senior Loan with respect to such Property or Loan, plus (b) an amount equal to the Lessor's Cost for such Property or Loan,
      ----
plus (c) the Lessor's Cost for such Property less (the amount in the Cash
----                                         ----
Collateral Account multiplied by a fraction, the numerator being the Lessor's Cost for such Property or Loan and the denominator being the aggregate of the Lessor's Costs for the remaining Properties and Loans) multiplied by .0033333 for each calendar month (pro rated for any partial month on the basis of a 30-day month and 360 day year) elapsed since the Commencement Date, compounded monthly, plus (d) all accrued and unpaid Basic Rent and Supplemental Rent with
         ----
respect to such Property owing on the Early Buy-Out Closing Date or other date of payment of the Early Buy-Out Price.

     "Employee Benefit Plan" means an employee benefit plan (within the meaning
      ---------------------
of Section 3(3) of ERISA, including any multiemployer plan (within the meaning of Section 3(37)(A) of

ERISA)), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on the Documentation Date.

     "Environmental Audit" means a Phase One environmental site assessment (the
      -------------------
scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Property, and, if called for by the Lessor, a Phase Two environmental site assessment.

     "Environmental Law" means, whenever enacted or promulgated, any applicable
      -----------------
Federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority:

     (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

     (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity.

Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq.; the Federal
                                                          -- ---
Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Clean Air Act, 42
                                                -- ---
U.S.C. (S)(S) 7401 et seq.; the National Environmental Policy Act, 42 U.S.C. (S)
                   -- ---
4321; the Refuse Act, 33 U.S.C. (S)(S) 401 et seq.; the Hazardous Materials
                                           -- ---
Transportation Act of 1975, 49 U.S.C. (S)(S) 1801-1812; the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq.; the Federal Insecticide, Fungicide,
                                   -- ---
and Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq.; the Safe Drinking Water Act,
                                         -- ---
42 U.S.C. (S)(S) 300f et seq., and the Occupational Safety and Health Act of
                      -- ---
1970, each as amended and as now or hereafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

     "Environmental Violation" means any activity, occurrence or condition that
      -----------------------
violates or results in non-compliance with any Environmental Law with respect to or affecting the Property.

     "Equipment" means equipment, apparatus, furnishings, fittings and personal
      ---------
property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessee, and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, shelving, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time or any successor Federal statute.

     "Event of Default" is defined in Section 19.1 of this Lease.
      ----------------                ------------

     "Event of Loss" is defined in Section 18.1 of this Lease.
      -------------                ------------

     "Excess Proceeds" means, with respect to any Property or Loan, the Net
      ---------------
Proceeds received by the Lessor less the Early Buy-Out Price.
                                ----

     "Expiration Date" means, unless this Lease shall have been earlier
      ---------------
terminated in accordance with the provisions of this Lease, the earlier of (i) the date that the last Property is sold pursuant to the terms of Articles XXI or
                                                                 ------------
XXII or otherwise pursuant to the terms of this Lease, or (ii)  January 31,
----
2010.

     "Fair Market Sales Value" means (i) the Fair Market Sales Value as mutually
      -----------------------
determined by the Lessor and the Lessee, or (ii) in the event that the Lessor and the Lessee cannot mutually agree upon a Fair Market Sales Value, the Fair Market Sales Value as determined as follows: the Lessor and the Lessee shall each retain an MAI appraisal firm to appraise the Property or Properties (or Loan or Loans) in question. If the two appraisals vary by less than five percent, the market value shall be the average of the two. If the appraisals vary by more than five percent, then the two appraisal firms shall choose another appraisal firm, which firm shall render its opinion of value. If a third firm is retained, the Fair Market Sales Value shall be the average of the two appraisals closest in value. If the Lessee fails to retain an appraiser within ten days of the Lessor's written request, the Fair Market Sales Value shall be determined by the Lessor's appraiser and, in such case, the determination so made shall be conclusive and binding on the Lessor and the Lessee. If the Lessor fails to retain an appraiser within ten days of the Lessee's written request, the Fair Market Sales Value shall be determined by the Lessee's appraiser and, in such case, the determination so made shall be conclusive and binding on the Lessor and the Lessee.

     "Fixtures" means all fixtures relating to the Improvements, including all
      --------
components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

     "Full Collateralization" means that the balance in the Cash Collateral
      ----------------------
Account is equal to or greater than the sum of (a) the Lease Balance, and (b)
                                                                      ---
Recourse Debt.

     "GAAP" means United States generally accepted accounting principles in
      ----
effect from time to time.

     "Governmental Action" means all permits, authorizations, registrations,
      -------------------
consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Gross Proceeds" is defined in Section 22.1(g) of this Lease.
      --------------                ---------------

     "Guarantor" means  AFG Investment Trust A, AFG Investment Trust B, AFG
      ---------
Investment Trust C, and  AFG Investment Trust D, each a Delaware business trust.

     "Guarantee" means the Guarantee, dated as of the Commencement Date,
      ---------
between the Guarantor and the Lessor, in the form attached hereto as Exhibit B
                                                                     ---------
or as mutually agreed between the Lessor and the Lessee.

     "Guarantee Event of Default" means any event of default under the
      --------------------------
Guarantee.

     "Hazardous Activity" means any activity, process, procedure or undertaking
      ------------------
that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life; (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

     "Hazardous Condition" means any condition that violates or threatens to
      -------------------
materially violate, or that results in or threatens to result in a requirement to clean up or remediate any Property under, any Environmental Law.

     "Hazardous Substance" means any of the following:  (i) any petroleum or
      -------------------
petroleum product, explosives, radioactive materials, asbestos, ureaformaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, that is toxic, harmful or hazardous to the environment or human health or safety, as defined under any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

     "Heller Guarantee" means the Guarantee, dated as of the Commencement Date,
      ----------------
between Heller Financial, Inc. and the Lessee, in the form attached hereto as Exhibit C or as mutually agreed between the Lessor and the Lessee.
---------

     "Impositions" means any and all liabilities, losses, expenses and costs of
      -----------
any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("Taxes") (including,
                                                       -----
without limitation, (i) real and personal property taxes, including personal property taxes on the Properties covered by this Lease that are classified by any Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) assessments on the Properties, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term); and (vi) any Tax, Lien and assessment or charge asserted, imposed or possessed by the PBGC, and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Indemnitee, any Property or any part thereof or interest therein, or the Lessee or any sublessee or user of the Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of any Property or any part thereof or interest therein;
(c) the rentals, receipts or earnings arising from the Properties or any part thereof or interest therein; (d) the Loan Documents or any payment made or accrued pursuant thereto; (e) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (f) any contract relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; or (g) otherwise in connection with the transactions contemplated by the Transaction Documents).

     The term "Imposition" shall not mean or include the following:

     (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes) that are imposed by the United States federal government and that are based upon or measured by the gross or net income or gross or net receipts (including any minimum taxes) of a Property; provided that this clause (i) shall not be interpreted to prevent a
          --------           ----------
payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

     (ii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 24.4(b) of this
                                                     ---------------
Lease, provided that the foregoing shall not limit the Lessee's obligation under
       --------
Section 24.4(b) of this Lease to advance to such Indemnitee amounts with respect
---------------
to Taxes that are being contested in accordance with Section 24.4(b) of this
                                                     ---------------
Lease or any expenses incurred by such Indemnitee in connection with such contest;

     (iii) Taxes imposed on or with respect to or payable by any Indemnitee based on, measured by or imposed with respect to any fees received by such Indemnitee;

     (iv) any Taxes imposed against or payable by an Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Indemnitee), but not Taxes imposed as a result of ordinary negligence of such Indemnitee; and

     (v) any Taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees.

     "Improvements" means all buildings, structures, Fixtures and other
      ------------
improvements of every kind existing at any time and from time to time on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

     "Indemnitee" means the Lessor and their respective successors, permitted
      ----------
assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

     "Institutional Lender" means a savings bank, a savings and loan
      --------------------
association, a commercial bank or trust company (whether acting individually or in a fiduciary capacity), or an insurance company, in each case organized and existing under the laws of its state or country of formation or any political subdivision thereof or the United States or any state thereof, a real estate investment trust, a religious, educational or eleemosynary institution, a governmental agency, body or entity, an employee, benefit, pension or retirement plan or fund, a commercial credit corporation, an investment bank, a commercial bank or trust company acting as trustee or fiduciary of various pension funds or tax-exempt funds, or as trustee in connection with the issuance of any bonds or any other debt financing, a special purpose corporation or other entity established for the purpose of securitized financing which is controlled by any other Institutional Lender, or a corporation or other entity which is owned wholly by any other Institutional Lender or a subtrustee of any such commercial bank or trust company acting as such trustee, or any combination of the foregoing; provided, however, that (i) each of the above entities, or any
           --------  -------
combination of such entities, shall qualify as an Institutional Lender for purposes of this Lease only if each such entity, or combination of such entities, or the parent or parents of such entity or entities, shall have individual or combined assets, as the case may be, of not less than Five Hundred Million Dollars ($500,000,000), and (ii) unless an Event of Default has occurred and is continuing, an Affiliate of the Lessor shall not qualify as an Institutional Lender.

     "Insurance Requirements" means all terms and conditions of any insurance
      ----------------------
policy required by this Lease to be maintained by the Lessee and the Lessor, and all reasonable and appropriate requirements of the issuer of any such policy.

     "Investment Company Act" means the Investment Company Act of 1940, as
      ----------------------
amended, together with the rules and regulations promulgated thereunder.

     "Land" means the real property interests more fully described on Schedule 1
      ----                                                            ----------
attached hereto.

     "Lease" means this Lease Agreement.
      -----

     "Lease Balance" means, at any time, the aggregate of the Lessor's Cost for
      -------------
all Properties and all the Loans then covered by the terms of this Lease, as adjusted as Properties and Loans are sold pursuant to the terms of Articles XXI
                                                                   ------------
or  XXII or otherwise pursuant to the terms of this Lease.
    ----

     "Lease Expenses" is defined in Section 28.2 of this Lease.
      --------------                ------------

     "Lease Rate" means  (a) during the period from the Commencement Date
      ----------
through January 31, 2003, .0058333 with respect to that amount of the Average Lease Balance (reduced by amounts on deposit in the Average Cash Collateral Account Balance), up to and including $34,000,000 and .008333 with respect to that amount of the Average Lease Balance (reduced by amounts on deposit in the Average Cash Collateral Account Balance), which is in excess of $34,000,000, and
(b) during the period from February 1, 2003 through the Expiration Date, a rate equal to the rate determined in clause (a) of this definition multiplied by 1.25.

     "Lessee" means Echelon Commercial LLC.
      ------

     "Lessor" means Heller Affordable Housing of Florida, Inc.
      ------

     "Lessor's Cost" means, with respect to any Property, the amount set forth
      -------------
on Schedule 2.
   ----------

     "Lessor Lien" means any Lien, true lease or sublease or disposition of
      -----------
title arising as a result of (a) any Claim against the Lessor not resulting from the transactions contemplated by the Loan Documents, (b) any act or omission of the Lessor which is not required by the Loan Documents or is in violation of any of the terms of the Loan Documents, (c) any Claim against the Lessor with respect to Taxes or Transaction Expenses against which Lessee is not required to indemnify the Lessor pursuant to this Lease, or (d) any Claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in any Property or the Properties other than the transfer of title to or possession of any Property by the Lessor pursuant to and in accordance with this Lease.

     "Lien" means any mortgage, deed of trust, pledge, security interest,
      ----
encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

     "Loan" means any one of the Loans.
      ----

     "Loans" means the loans described on Schedule 1 hereto.
      -----                               ----------

     "Loan Documents" means those documents evidencing the Senior Loans, which
      --------------
as of the Commencement Date are those documents more fully described on Schedule
                                                                        --------
3 (which documents shall include the consents of the Senior Lenders to (i) the
-
transfers of the Properties to, and the assumption of the Senior Loans by, the Lessor, and (ii) this Lease) and, subsequent to the Commencement Date, shall include any amendments, modifications, additions thereto or replacements thereof .

     "Loss Notice" is defined in Section 18.1 of this Lease.
      -----------                ------------

     "Major Sublease" means a lease, or an amendment or modification of any
      --------------
Sublease, to be entered into after the date of this Lease which (i) requires the consent of a Senior Lender, or (ii) covers an area of twenty-five thousand rentable square feet or more (including, for purposes of determining whether a lease or an amendment or modification of any Sublease is a Major Sublease, any area covered by options) in one or more of the Properties.

     "Memorandum of Lease" means the Memorandum of Lease, dated as of the
      -------------------
Commencement Date, between the Lessor and the Lessee with respect to this Lease, in the form attached hereto as Exhibit D or as mutually agreed between
                                      ---------
the Lessor and the Lessee.

     "Material Adverse Effect" means a materially adverse effect on (i) the
      -----------------------
business, assets, operations or condition, financial or otherwise, of the Lessee or the Guarantor, (b) the ability of the Lessee or the Guarantor to perform any of its obligations under the document to which it is or will be a party in the transactions contemplated by this Lease, (c) the value or condition of the Properties, the Loans or the Lessor's interests therein or title thereto, taken as a whole, or (d) the rights of or benefits available to the Lessor under this Lease.

     "Material Assets" means with respect to any Person all material interests
      ---------------
in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of
      ----------------
January 21, 2000, by and among ETA Holding LLC, EIN Acquisition Corp., and Echelon International Corporation.

     "Modifications" is defined in Section 13.1(a) of this Lease.
      -------------                ---------------

     "Net Proceeds" means (i) in connection with any Casualty or Condemnation,
      ------------
the net amounts paid to the Lessor less the reasonable expense of claiming and collecting such amounts, and (ii)in connection with the Lessee's exercise of the Early Buy-Out Option under Article XXII of this Lease, as defined in Section
                               ------------                              -------
22.1(g).
-------

     "Note" means any one of the Notes.
      ----

     "Notes" means, with regard to the Loans, the originally executed promissory
     ------
notes or bonds or other evidence of indebtedness with respect to the Loans.

     "Overdue Rate" means a monthly rate equal to the Lease Rate plus .17%,
      ------------
compounded monthly.

     "Parent" shall mean Echelon Development LLC, a Delaware limited liability
      ------
company and the sole member of the Lessee.

     "Parent Guarantee" means the Guarantee, dated as of the Commencement Date,
      ----------------
between the Parent and the Lessor, in the form attached hereto as Exhibit E or
                                                                  ---------
as mutually agreed between the Lessor and the Lessee.

     "Payment Date" means those dates which are determined as (i) the first day
      ------------
of the calendar month next following the ninetieth day following the Commencement Date, and (ii) the first day of each third calendar month thereafter, and (iii) the Expiration Date or the date of any earlier termination of this Lease.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any federal
      ----
agency or authority of the United States from time to time succeeding to its functions under ERISA.

     "Permitted Liens" means with respect to the Property:
      ---------------

     (i) the respective rights and interests of the Senior Lenders under the Loan Documents as provided in the Loan Documents;

     (ii) the rights of any Sublessee under a Sublease expressly permitted by the terms of this Lease;

     (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 24.4(k) of this Lease;
                                       ---------------

     (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 60 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 24.4(k) of this Lease and are
                                   ---------------
     "insured over" by an acceptable title insurance company;

     (v)   Liens of any of the types referred to in clause (iv) above that have
                                                    -----------
     been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with Applicable Laws, and has effectively stayed any execution or enforcement of such Liens;

     (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP by cash delivered to the Lessor or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in Section 15.1 of this Lease;
                          ------------

     (vii) easements, rights of way and other encumbrances on title to real property existing as of the date of this Lease approved by the Lessor;

     (viii) Lessor Liens; and

     (ix)   Liens created by the Lessee with the consent of the Lessor.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, unincorporated organization, governmental authority or any other entity.

     "Plan" means an Employee Benefit Plan.
      ----

     "Prepaid EBO Amount" is defined in Section 22.3 of this Lease.
      ------------------

     "Properties" means all of (a) the Land; (b) the Improvements at any time
      ----------
located on or under the Land; (c) all miscellaneous property related to the Land and Improvements and acquired by the Lessor pursuant to the Subscription Agreement, including but not limited to security deposits; books and records; contract rights, claims and counterclaims against third parties; appraisals; surveys; site plans; plans and specifications (including construction and as-built plans and specifications); landscape designs and architectural drawings; licenses and permits; warranties and guaranties; general intangibles and good will; utility agreements; and development rights or orders, and all other assets acquired by Lessor under the Subscription Agreement; and (d) all of the Equipment. The term "Properties" (i) when the context of this Lease requires, shall also include the Loans, and (ii) shall not include any Property or Loan from and after the date on which such Property or Loan is sold pursuant to
Article XXI or XXII or otherwise pursuant to the terms of this Lease.
-----------    ----

     "Property" means any one of the Properties at a discrete address or
      --------
location.

     "Purchase Notice" is defined in Section 21.1 of this Lease.
      ---------------                ------------

     "Purchase Option" is defined in Section 21.1 of this Lease.
      ---------------                ------------

     "Purchase Option Closing Date " is defined in Section 21.1 of this Lease.
      -----------------------------                ------------

     "Purchase Option Price" shall be the greater of (i) the aggregate of the
      ---------------------
Fair Market Sales Value for each of the Properties and the Loans determined as of a date not earlier than sixty days prior to the Purchase Option Closing Date, and (ii) the aggregate of the Early Buy-Out Prices for the Properties and the Loans as of the Purchase Option Closing Date.

     "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated
      ---------------------------
as of January 21, 2000, by and among Echelon International Corporation and certain of its Subsidiaries and Echelon Residential LLC.

     "Recourse Debt" means the amount of the Senior Loans secured by the
      -------------
Development Properties and the amount of the Senior Loans held by Salomon Brothers Realty Corp. (and any other obligations under the Loan Documents with respect to the Development Properties and to Salomon Brothers Realty Corp., including but not limited to claims under environmental indemnities), which are recourse to assets or interests of the Lessor (including but not limited to the interest of the Lessor in the amount on deposit in the Cash Collateral Account) other than the Properties; provided, however, that with respect to any Senior
                           --------  -------
Loan secured by a Development Property or held by Salomon Brothers Realty Corp., at such time that a permanent certificate of occupancy (or local equivalent) is issued or at any time thereafter, Recourse Debt for such Property shall be deemed to be the amount, if any, by which the amount of the Senior Loan exceeds seventy percent of the Fair Market Sales Value for such Property. Recourse Debt shall include all amounts reasonably determined by the Lessor which are, or are likely to be, payable to Senior Lenders (i) pursuant to any indemnities provided for in the Loan Documents, (ii) on the basis of claims made by Senior Lenders based on exceptions or "carve outs" to the non-recourse terms of any Senior Loan. Based on the Lessor's valuations as of the date of this Lease (which valuations the Lessee acknowledges are subject to change over Term) of the Properties which are subject to Senior Loans held by Salomon Brothers Realty Corp., the Lessor acknowledges that the Senior Loans held by Salomon Brothers Realty Corp. are not included within the definition of "Recourse Debt". In the event that after the date of this Lease any Senior Loan held by Salomon Brothers Realty Corp. is amended to provide that such Senior Loan is non-recourse (on terms reasonably satisfactory to the Lessor), or if Salomon Brothers Realty Corp. acquires any additional Senior Loan which is non-recourse by its terms, then such Senior Loan shall not be included within the definition of "Recourse Debt". Further, the Lessor acknowledges that the terms of the Senior Loans held by Northwestern Mutual Life Insurance Company as of the date of this Lease are not recourse to the assets of the "mortgagor" thereunder.

     "Refinancing Proceeds" is defined in Section 20.2 of this Lease.
      --------------------                ------------

     "Release" means any release, pumping, pouring, emptying, injecting,
      -------
escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

     "Rent" means, collectively, (i) Basic Rent, (ii) Supplemental Rent, and
      ----
(iii) beginning February 1, 2003,  Accrued Rent.

     "Requesting Party" is defined in Section 25.1 of this Lease.
      ----------------                ------------

     "Required Modification" is defined in Section 13.1 of this Lease.
      ---------------------                ------------

     "Responsible Employee" means the President, any Vice President, the
      --------------------
Treasurer or the Controller of any Person.

     "Restricted Payments" means (i) any dividend or other distribution, direct
      -------------------
or indirect, on account of any shares of any class of capital stock of, or partnership or membership or other equity interest in, the Lessee now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of, or partnership or membership or other equity interest in, the Lessee now or hereafter outstanding, (iii) any payment made to redeem, purchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any capital stock of, or partnership or membership or other equity interest in, the Lessee now or hereafter outstanding, and (iv) any payment made to acquire, directly or indirectly, any real property (other than one of the Properties acquired pursuant to the terms of this Agreement); provided, however, that the foregoing
                                          --------  -------
shall not be deemed to limit or restrict any distributions or payments to the Parent.

     "Senior Loans" means the obligations to the Senior Lenders evidenced and
      ------------
secured by the Loan Documents, the principal balances of which as of the date of this Lease are set forth on Schedule 3, and subsequent to the Commencement Date
                            ----------
shall include any amendments, modifications, additions thereto or replacements thereof or any new loan secured by the Properties.

     "Senior Lenders" means the holders of the Senior Loans described on
      --------------
Schedule 3.
----------

     "Significant Casualty" means: (a) a Casualty that renders a Property
      --------------------
unsuitable for continued use as property of the type of such Property immediately prior to such Casualty, (b) a Casualty that is so substantial in nature that restoration of the Property to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible, or (c) a Casualty which results in an insurance settlement with respect to a Property on the basis of a total loss of the Improvements.

     "Significant Condemnation" means (a) a Condemnation that involves a taking
      ------------------------
of the Lessor's entire title to a Property, or (b) a Condemnation that in the reasonable, good faith judgment of the Lessor, after consultation with Lessee about potential remediation efforts, either (i) renders a Property unsuitable for continued use as property of the type of such Property immediately prior to such Condemnation or (ii) is such that restoration of the Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible to effect, or (c) in the case of a temporary Condemnation, a temporary Condemnation which, in the reasonable, good faith judgment of the Lessor, (i) will provide for an award or awards insufficient to pay the Rent applicable to such Property during the period of such taking, or (ii) extends beyond the Term.

     "Stipulated Loss Value" means (a) with respect to a determination of such
      ---------------------
value made prior to February 2, 2003, the Early Buy-Out Price for the relevant Property, and (b) with respect to a determination of such value made on or after February 2, 2003, the Purchase Option Price allocable to the relevant Property.

     "Subleases" means those leases described in Schedule 4 and any leases,
      ---------                                  ----------
subleases or other occupancy agreements entered into after the Commencement Date with respect to any Property.

     "Sublessees" means those parties holding the tenant's interest under the
      ----------
Subleases.

     "Subordination of Management Contracts Agreement" means the Subordination
      -----------------------------------------------
of Management Contracts Agreement, dated as of the Commencement Date, between the Lessor, the Lessee and the Parent, in the form attached hereto as Exhibit F
                                                                      ---------
or as mutually agreed between the Lessor and the Lessee.

     "Subscription Agreement" means the Subscription Agreement, dated as of
      ----------------------
January 21, 2000, by and among Echelon International Corporation and certain of its Subsidiaries and the Lessor.

     "Subsidiary" of any Person means a corporation or other entity of which
      ----------
securities or other ownership interests having ordinary voting power (other than securities or other ownership interests having such power by reason of the happening of a contingency) to elect the majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "Substituted Equipment" is defined in Section 13.2 of this Lease.
      ---------------------                ------------

     "Supplemental Rent" means all amounts, liabilities and obligations (other
      -----------------
than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor or directly to third parties pursuant to the terms of this Lease, including but not limited to (i) all amounts payable to the Senior Lenders under the terms of the Loan Documents, as more fully described in Section 8.2 this Lease, (ii) Taxes,
                                           -----------
(iii) the obligation to discharge all Liens except Lessor Liens, (iv) all amounts paid by Lessor as a result of the failure by the Lessee to make a payment or perform an obligation under this Lease, and (v) all other amounts payable by the Lessee to the Lessor under this Lease.

     "Taxes" is defined in the definition of Impositions.
      -----

     "Term" is defined in Section 2.2 of this Lease.
      ----                -----------

     "Transaction Documents" shall mean this Lease, the Cash Collateral
      ---------------------
Agreement, the Guarantee, the Heller Guarantee, the Memorandum of Lease, the Parent Guarantee and the Subordination of Management Contracts Agreement, and all other documents executed and delivered in connection herewith or therewith.

     "Transaction Expenses" is defined in Section 28.1 of this Lease.
      --------------------                ------------

     "Transfer Date" is defined in Section 18.2  of this Lease.
      -------------                ------------

     "Underlying Agreements" means those agreements defined as "Contracts" in
      ---------------------
the Subscription Agreement and assumed by the Lessor pursuant to the terms of the Subscription Agreement.

     "Uniform Commercial Code" and "UCC" mean the Uniform Commercial Code as in
      -----------------------       ---
effect in any applicable jurisdiction.

     I.2  Interpretation.  As used in this Lease, unless a clear contrary
          --------------
intention appears:

          (i)    the singular number includes the plural number and vice versa;
                                                                    ---- -----

          (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Lease, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii)  reference to any gender includes each other gender;

          (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Loan Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi) reference in this Lease to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

          (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Lease as a whole and not to any particular Article, Section or other provision thereof;

          (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

     I.3  Accounting Terms.  Unless expressly otherwise provided, accounting
          ----------------
terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

     I.4  Business Day. If any payment provided for hereunder (including but not
          ------------
limited to Rent) becomes due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

     I.5  Conflict with Loan Documents.  If there is any conflict between any of
          ----------------------------
the terms of this Lease and the terms of any Loan Documents or any Subleases, this Lease shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, terms of the Loan Documents or the Subleases, as the case may be, shall prevail and control; provided, however, that in the case of any Sublease,
                           --------  -------
such Sublease shall control only to the extent that such Sublease existed as of the Commencement Date or was entered into pursuant to the terms of this Lease..

     I.6  Legal Representation of the Parties.  This Lease was negotiated by the
          -----------------------------------
parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Lease to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

                                  ARTICLE II

                                     LEASE

     II.1 Lease and Acceptance of Property.  Subject to the terms and conditions
          --------------------------------
of this Lease, on the Commencement Date the Lessor shall demise and lease to the Lessee for the Term the Lessor's interest in the Properties, and the Lessee hereby accepts the Properties and agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Term, the Lessor's interest in the Properties. To the extent that any of the Properties are subject to Pending Transactions (as defined in the Subscription Agreement) as of the date of this Lease and are sold or refinanced prior to the Commencement Date, such Properties will be excluded from the definition of Properties hereunder and any proceeds payable to the Lessor with respect thereto pursuant to Section 2.3 of the Subscription Agreement shall be applied by the Lessor in accordance with Section
2.3 of the Subscription Agreement.

     II.2 Lease Term.  The term of this Lease (the "Term") shall commence on
          ----------                                ----
(and include) the Commencement Date and end on (but exclude) the Expiration
Date.

     II.3 Title.  Each Property is leased to the Lessee without any
          -----
representation or warranty, express or implied (except as set forth specifically in this Lease), by the Lessor and subject to (i) the Subleases and the rights of parties in possession, (ii) the Underlying Agreements, (iii) the existing state of title (including, without limitation, Permitted Liens other than Lessor Liens), (iv) the Loan Documents and the rights of the Senior Lenders thereunder, and (v) all Applicable Laws. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Property other than to the extent resulting from Lessor Liens.

                                  ARTICLE III

                             CONDITIONS PRECEDENT

     III.1  Conditions Precedent to the Commencement Date. The occurrence of the
            ---------------------------------------------
Commencement Date is subject to the satisfaction or waiver of the following conditions precedent:

     (a)    Transaction Documents.  All Transaction Documents shall have been
            ---------------------
executed and delivered by the parties thereto.

     (b)    Opinions of Local Counsel.  Counsel to the Lessee in each
            -------------------------
jurisdiction in which any Property is located shall have issued to the Lessor its opinion, in form attached hereto as Exhibit G or otherwise in form and substance reasonably satisfactory to the Lessor, as to the Lease satisfying state-specific requirements for a lease and the Memorandum of Lease being in proper form for recording.

     (c)    Governmental Approvals. All necessary (or, in the reasonable opinion
            ----------------------
of the Lessor, advisable) Governmental Actions, in each case required by any Applicable Law, shall have been obtained or made and be in full force and effect.

     (d)    Litigation.  No action or proceeding shall have been instituted, nor
            ----------
shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Lease or any transaction contemplated hereby or by the Transaction Documents, or (ii) which is reasonably likely to materially and adversely affect the Lessee.

     (e)    Violations of Applicable Law.  The transactions contemplated by the
            ----------------------------
Transaction Documents do not and will not violate any Applicable Law the violation of which could have a Material Adverse Effect and do not and will not subject the Lessor to any material adverse regulatory prohibitions or constraints.

     (f)    Recordation.  The Lessor shall have received evidence reasonably
            -----------
satisfactory to it that the Memorandum of Lease shall have been or is being recorded with the appropriate Governmental Authorities.

     (g)    Evidence of Insurance.  The Lessor shall have obtained evidence of
            ---------------------
insurance with respect to each Property and with respect to environmental liability required to be maintained pursuant to this Lease setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage, and otherwise satisfying the requirements set forth in Article XVI.
                                                                 -----------

     (h)    Secretary's or Assistant Secretary's Certificates.  The Lessee shall
            -------------------------------------------------
have delivered to the Lessor a certificate of the Secretary or an Assistant Secretary of the managing trustee of each Guarantor and the Lessee attaching and certifying as to (i) the constituent documents of such Person, (ii) resolutions of the governing body of each such Person authorizing the execution, delivery and performance of this Lease and the other Transaction Documents to which such Person is a party and (iii) the incumbency and signature of persons authorized to execute and deliver this Lease and the other Transaction Documents to which such Person is a party.

     (i)   Opinion of Counsel to the Lessee, the Guarantor and the Parent. On or
           --------------------------------------------------------------
prior to the Commencement Date, the Lessor shall have received an opinion of external counsel for the Lessee, the Guarantor and the Parent, in form attached hereto as Exhibit H or otherwise in form and substance reasonably satisfactory to the Lessor, as to organization, qualification, authorization, execution and delivery, enforceability, non-contravention, required consents and such other matters as may be reasonably required by the Lessor.

     (j)   Consummation of Merger. The Merger (as such term is defined in the
           ----------------------
Merger Agreement) has been completed on the terms provided for in the Merger Agreement.

     (k)   Consummation of Purchase and Sale Agreement.  The "Closing" (as such
           -------------------------------------------
term is defined in the Purchase and Sale Agreement) has been completed on the terms provided for in the Purchase and Sale Agreement.

     (l)   Consummation of Subscription Agreement. The "Closing" (as such term
           --------------------------------------
is defined in the Subscription Agreement) has been completed on the terms provided for in the Subscription Agreement, without waiver of closing conditions or requirements except to the extent specifically approved by the Lessee.

     (m)   Transfer of Security Deposits.  The Lessor shall have transferred to
           -----------------------------
the Lessee any security deposits with respect to the Subleases received by the Lessor whether in cash or as a credit to the Transfer Value pursuant to Section
2.1 of the Subscription Agreement.

     (n)   Place of Delivery.  All documents and instruments required to be
           -----------------
delivered on the Commencement Date shall be delivered at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, or at such other location as may be determined by the Lessor and the Lessee.

                                  ARTICLE IV

                         REPRESENTATIONS OF THE LESSOR

     The Lessor represents and warrants to the Lessee that, as of the Commencement Date:

     I.1   Status.  The Lessor (i) is a is a duly organized and validly existing
           ------
corporation in good standing under the laws of the State of Delaware, and (ii) has the power and authority to own and lease properties and to conduct the business in which it is currently engaged.

     IV.1  Power and Authority. The Lessor has the corporate power and authority
           -------------------
to execute, deliver and carry out the terms and provisions of this Lease and has taken all necessary corporate action to authorize the execution, delivery and performance of this Lease and has duly executed this Lease and, assuming the due authorization, execution and delivery hereof on the part of the Lessee, this Lease constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles whether enforcement is sought by proceedings in equity or at law and except as the same may be limited by certain circumstances under law or court decisions in respect of provisions providing for indemnification of a party with respect to liability where such indemnification is contrary to public policy.

     IV.2  No Legal Bar.  Neither the execution, delivery and performance by the
           ------------
Lessor of this Lease nor compliance with the terms and provisions hereof, nor the consummation by the Lessor of the transactions contemplated herein (i) will result in a violation by the Lessor of any provision of any Applicable Law that would have a Material Adverse Effect on (x) the validity or enforceability of this Lease, or the title to, or value or condition of, the Properties, or (y) the consolidated financial position, business or consolidated results of operations of the Lessor or the ability of the Lessor to perform its obligations under this Lease, (ii) will conflict with or result in any breach which would constitute a default under, or (other than pursuant to the Loan Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessor pursuant to the terms of any indenture, loan agreement or other agreement for borrowed money to which the Lessor is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Liens), or (iii) will violate any provision of the certificate of incorporation or by-laws of the Lessor.

     IV.3  Litigation. There are no actions, suits or proceedings pending or, to
           ----------
the knowledge of the Lessor, threatened (i) that are reasonably likely to have a Material Adverse Effect on the Properties or on the ability of the Lessor to perform its obligations under this Lease or (ii) that question the validity of this Lease or the rights or remedies of the Lessee with respect to the Lessor or the Properties.

     IV.4  Governmental Approvals.  No Governmental Action by any Governmental
           ----------------------
Authority having jurisdiction over the Lessor or the Properties is required to authorize or is required in connection with (i) the execution, delivery and performance by the Lessor of this Lease, or (ii) the legality, validity, binding effect or enforceability against the Lessor of this Lease.

                                   ARTICLE V

                         REPRESENTATIONS OF THE LESSEE

     The Lessee represents and warrants to the Lessor that, as of the Commencement Date:

     V.1   Status.  The Lessee (i) is a duly organized and validly existing
           ------
limited liability company in good standing under the laws of the State of Delaware, and (ii) has the power and authority to own and lease properties and to conduct the business in which it is currently engaged.

     V.2   Power and Authority.  The Lessee has the limited liability company
           -------------------
power and authority to execute, deliver and carry out the terms and provisions of this Lease and has taken all necessary action to authorize the execution, delivery and performance of this Lease and has duly executed this Lease and, assuming the due authorization, execution and delivery hereof on the part of the Lessor, this Lease constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles whether enforcement is sought by proceedings in equity or at law and except as the same may be limited by certain circumstances under law or court decisions in respect of provisions providing for indemnification of a party with respect to liability where such indemnification is contrary to public policy.

     V.3   Separate Existence.  The Lessee has, since its formation, maintained
           ------------------
itself as an entity separate from any other entity and, in particular, has: (i) maintained books and records, financial statements, and accounts separate from those of any other Person; (ii) not commingled its assets or funds with those of any other Person; (iii) held all of its assets in its own name; (iv) conducted its business in its own name; (iv) paid its liabilities out of its own funds;
(v) observed all corporate formalities; (vi) maintained an arm's-length relationship with its Affiliates, if any; (vii) prepared and maintained financial statements separate from its Affiliates, if any, except as may have been required by applicable law; (viii) paid the salaries of its own employees and fees for its directors and officers from its own funds; (ix) not guaranteed or become obligated for the debts of any other entity, or held out its credit as being available to satisfy the obligations of others; (x) allocated and charged fairly and reasonably any overhead for shared office space; (xi) used separate stationery, invoices and checks, each bearing its own name; (xii) not pledged its assets for the benefit of any other entity nor made any loans or advances to any Person; (xiii) held itself out to creditors and the public as a legal entity separate from any other Person and corrected any known misunderstanding regarding such separate identity; (xiv) maintained adequate capital in light of its contemplated business purpose, transactions and liabilities; (xv) unless otherwise required by applicable law, filed its tax returns separately from those of any other Person; (xvi) not purchased or held evidence of indebtedness issued by any other Person; (xvii) not identified itself as a division of any other Person, nor acquired or held any subsidiary; (xviii) not acquired any securities of any Person; (xvix) not borrowed money or incurred indebtedness other than normal trade accounts payable and lease obligations in the normal course of its business nor granted consensual Liens on any of its property, except the Senior Loans; (xix) not filed a voluntary petition or otherwise initiated proceedings to become bankrupt or insolvent, or consented to the institution of bankruptcy or insolvency proceedings, or file a petition seeking or consenting to reorganization or relief as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors, or sought or consented to the appointment of any receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) or made any general assignment for the benefit of creditors of the Borrower, or admitted in writing the inability to pay its debts generally as they become due or declared or effected a moratorium on t debts or taken any action in furtherance of any such action; (xx) not merged or consolidated with any other Person; and (xxi) not pledged its assets for the benefit of any other Person.

     V.4   No Legal Bar.  Neither the execution, delivery and performance by the
           ------------
Lessee of this Lease nor compliance with the terms and provisions hereof, nor the consummation by the Lessee of the transactions contemplated herein (i) will result in a violation by the Lessee of any provision of any Applicable Law that would have a Material Adverse Effect on (x) the validity or enforceability of this Lease, or the title to, or value or condition of, the Properties, or (y) the consolidated financial position, business or consolidated results of operations of the Lessee or the ability of the Lessee to perform its obligations under this Lease, (ii) will conflict with or result in any breach which would constitute a default under, or (other than pursuant to the Loan Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessee pursuant to the terms of any indenture, loan agreement or other agreement for borrowed money to which the Lessee is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Liens), or (iii) will violate any provision of the constituent documents of the Lessee.

     V.5   Litigation. There are no actions, suits or proceedings pending or, to
           ----------
the knowledge of the Lessee, threatened (i) that are reasonably likely to have a Material Adverse Effect on the Properties or on the ability of the Lessee to perform its obligations under this Lease or (ii) that question the validity of this Lease or the rights or remedies of the Lessor with respect to the Lessee or the Properties.

     V.6   Governmental Approvals.  No Governmental Action by any Governmental
           ----------------------
Authority having jurisdiction over the Lessee or the Properties is required to authorize or is required in connection with (i) the execution, delivery and performance by the Lessee of this Lease, or (ii) the legality, validity, binding effect or enforceability against the Lessee of this Lease.

     V.7   Investment Company Act.  The Lessee is not an "investment company" or
           ----------------------
a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

     V.8   Public Utility Holding Company Act.  The Lessee is not a "holding
           ----------------------------------
company" or a "subsidiary company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Company Act of 1935, as amended.

     V.9   Insurance.  The Lessee has obtained insurance coverage covering each
           ---------
Property which satisfies the terms of this Lease, the premiums (to the extent not fully paid) have been paid for the current quarterly payment required by the terms of the policies and the Lessee shall have made the deposit with the Lessor required by the terms of Section 16.5(c), any such coverage is in full force and
                         ---------------
effect, and no notice of cancellation has been received by the Lessee or its agents.

     V.10  Defaults.  No Default or Event of Default or similar event has
           --------
occurred and is continuing hereunder or under any material bond, debenture, note or other evidence of indebtedness or material mortgage, deed of trust, indenture or loan agreement or other instrument to which the Lessee is a party or is subject to or bound.

     V.11  Tax Returns.  Each of the Guarantor and its Subsidiaries has filed or
           -----------
caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor or such Subsidiary shall have set aside on its books adequate reserves, and there are no tax liens outstanding with respect to the Guarantor and its Subsidiaries or any of their properties.

     V.12  No Material Misstatements.  No information, report, financial
           -------------------------
statement, exhibit or schedule furnished by or on behalf of the Lessee to the Lessor in connection with the negotiation of this Lease or included therein or delivered pursuant thereto contained, contains or will contain any misstatement of a material fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading. Notwithstanding the foregoing, any financial projections provided by the Lessee are based upon assumptions believed to be reasonable at the time by the management of the Lessee and are not intended to be guarantees of future results.

     V.13  Chief Place of Business.  The chief place of business and chief
           -----------------------
executive office (as such term is defined in Article 9 of the UCC) of the Lessee is located at 450 Carillon Parkway, Suite 200, St. Petersburg FL 33716.

                                  ARTICLE VI

                                PAYMENT OF RENT

     VI.1  Basic Rent.  The Lessee shall pay Basic Rent for each calendar month
           ----------
and for any portion of a calendar month since the date of the last such payment of Basic Rent, such Basic Rent to be payable (i) on each Payment Date during the Term; (ii) on the date required under Section 21.1 in connection with the
                                      ------------
Lessee's exercise of the Purchase Option; (iii) on the date required under
Section 22.1 in connection with the Lessee's exercise of the Early Buy-Out
------------
Option; and (iv) on any date on which this Lease shall terminate.

     VI.2  Supplemental Rent.  The Lessee shall pay to the Lessor or to the
           -----------------
appropriate third parties, as the case may be, Supplemental Rent in the amounts and on the dates provided for herein.

     VI.3  Payment of Rent. Rent shall be due and payable in lawful money of the
           ---------------
United States and shall be paid by check or wire transfer of immediately available funds, on the due date therefor to such account or accounts at such bank or banks or to the Lessor, or in such other manner, as the Lessor shall from time to time direct in a written notice to the Lessee. Rent shall be paid absolutely net to the Lessor, so that this Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction. Neither the Lessee's inability or failure to take possession of all or any portion of the Property when delivered by the Lessor, whether or not attributable to any act or omission of the Lessor or the Lessee or for any other reason whatsoever, shall delay or otherwise affect the Lessee's obligation to pay Rent for the Property in accordance with the terms of this Lease. In addition, the Lessee shall pay to the Lessor as Supplemental Rent, on demand, to the extent permitted by Applicable Law, interest at the Overdue Rate on any payment of Rent not paid when due for the period for which the same shall be overdue until the same shall be paid.

     VI.4  Method of Payment.  Subject to Section 8.2, each payment of Rent or
           -----------------              -----------
any other amount due hereunder shall be made by the Lessee to the Lessor prior to 2:00 p.m., New York time, at the place of payment designated in writing by the Lessor in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day. Payments received after 2:00 p.m., New York time on the date due shall for all purposes hereof be deemed received on the next succeeding Business Day and, unless the Lessor is otherwise able to invest or employ such funds on the date received, subject to interest at the Overdue Rate.

     VI.5  Application of Supplemental Rent.  All payments of Supplemental Rent
           --------------------------------
received by the Lessor shall be distributed promptly by the Lessor upon receipt thereof to the Persons entitled thereto.

     VI.6  Application of Cash Collateral.  If (x) the Lessee provides to the
           ------------------------------
Lessor projections of income and expenses for any period of ninety days forward which, taking into account the cash and liquid assets available to the Lessee and the Parent, support that the Lessee and the Parent will have inadequate funds to pay all anticipated expenses (including Basic Rent and Supplemental
Rent) over the period of such projections, (y) the Guarantor is in compliance with the financial covenants in the Guarantee, and (z) no Event of Default has occurred which is continuing, then the Lessee shall be entitled to direct the Lessor to apply funds in the Cash Collateral Account to (i) one installment of Basic Rent due on a Payment Date determined by the Lessee at any time that the Lease Balance reduced by amounts on deposit in the Cash Collateral Account is
              -------
less than $34,000,000.00 and prior to Full Collateralization, and (ii) a second installment of Basic Rent due on any Payment Date determined by the Lessee at any time that the Lease Balance reduced by amounts on deposit in the Cash
                                -------
Collateral Account and increased by the amount of Recourse Debt is less than
                       ---------
$20,000,000.00 and prior to Full Collateralization. Upon Full Collateralization, payments of Basic Rent shall be paid directly and solely from interest earned on the amounts on deposit in the Cash Collateral Account.

     VI.7  Accrued Rent. Accrued Rent shall be determined on February 1, 2003,
           ------------
and shall be payable by the Lessee to the Lessor in equal installments on each Payment Date thereafter in an amount sufficient to pay the full amount thereof over the then balance of the Term. To the extent that all Properties are sold pursuant to the terms of Articles XXI or XXII or otherwise pursuant to the
                         ------------     ----
terms of this Lease prior to February 1, 2003, the Lessee shall be relieved of the requirement to pay Accrued Rent hereunder in the form of a discount on the last Early Buy-Out Price paid hereunder. No Accrued Rent shall be payable hereunder at any time prior to February 1, 2003.

                                  ARTICLE VII

                       QUIET ENJOYMENT; RIGHT TO INSPECT

     VII.1  Quiet Enjoyment.  Subject to Sections 2.3 and 7.2, and subject to
            ---------------              ------------     ---
the rights of the Lessor contained herein and in the other Transaction Documents, the Lessee shall peaceably and quietly have, hold and enjoy the Properties for the Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor (other than the Lessee, the Senior Lenders pursuant to the Senior Loan Documents, and Sublessees) with respect to any matters arising from and after the Commencement Date. Such right of quiet enjoyment is independent of, and shall not affect the Lessor's rights otherwise to initiate legal action to enforce, the obligations of the Lessee under this Lease.

     VII.2  Right to Inspect.  The Lessee shall, upon reasonable notice from the
            ----------------
Lessor (except that no notice shall be required if a Default under this Lease has occurred and is continuing or the Lessor has a reasonable basis to believe that a default has occurred and is continuing), permit the Lessor, the Senior Lenders, and their authorized representatives to inspect any Property during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at such Property and shall be subject to the rights if any, of Sublessees; provided that as long as no Default
                                             --------
has occurred and is continuing, the Lessor's right to inspect shall be limited to no more than once per quarter.

                                 ARTICLE VIII

                                NET LEASE, ETC.

     VIII.1 Net Lease.  This Lease shall constitute a net lease.  Any present or
            ---------
future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Property or any part thereof, or the failure of any Property to comply with all Applicable Laws, including any inability to occupy or use any Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of any Property or any part thereof including eviction; (iv) any defect in title to or rights to any Property or any Lien on such title or rights or on any Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor and any vendor, manufacturer, contractor of or for any portion of any Property; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Loan Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the Lessor, or both of them; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of any Property or any part thereof; or
(xiii) any other cause or circumstances, whether or not the Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Transaction Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease. Nothing contained herein is intended to obviate or otherwise diminish any right the Lessee may have to bring an action, either at law or in equity, to remedy any breach by the Lessor of the Lessor's obligations hereunder.

     VIII.2  Senior Lenders.  Until such time as (i) the Lessor has asserted a
             --------------
Default under the terms of this Lease, or (ii) an Event of Default has occurred and is continuing, the Lessor agrees that the Lessee shall pay on behalf of the Lessor, as Supplemental Rent, directly to the Senior Lenders on or before the date such payments are due hereunder all amounts, liabilities and obligations due and payable by the Lessor to the Senior Lenders under the terms of the Loan Documents, including but not limited to all interest, whether at the stated or default rate; principal; extension fees; assumption fees; prepayment fees and yield indemnity charges (including but not limited to those due in connection with an Event of Loss or the exercise by the Lessee of a Purchase Option or an Early Buy-Out Option); expenses of Senior Lenders for professional or other fees and expenses, recording fees and title insurance premiums; and claims for indemnity, all on the terms provided for in the Loan Documents. At the time such payments of Supplemental Rent are made directly to Senior Lenders, the Lessee shall simultaneously deliver to the Lessor evidence of such payment in form reasonably satisfactory to the Lessor. If (i) the Lessor has asserted a Default under the terms of this Lease, or (ii) if an Event of Default has occurred and is continuing, then the Lessee shall pay directly to the Lessor the Supplemental Rent due to Senior Lenders. In such case, the Lessee shall pay to the Lessor any and all Supplemental Rent due to Senior Lenders (i) in the case of all payments or obligations for which a payment date is specified in the Loan Documents, not less than five days prior to the date on which the payment due under the Loan Documents giving rise to such Supplemental Rent obligation shall be due and payable to any Senior Lender, and (ii) in the case of payments or obligations which are not scheduled in the Loan Documents, within the lesser of (x) ten days following the Lessor's demand therefor, or (y) two Business Days immediately preceding the date on which the payment due under the Loan Documents giving rise to such Supplemental Rent obligation shall be due and payable to any Senior Lender. In addition, the Lessee shall pay to the Lessor as Supplemental Rent, among other things, on demand, to the extent permitted by Applicable Law, the default rate interest specified in the relevant Loan Documents on any installment of Supplemental Rent not paid when due for the period for which the same shall be overdue until the same shall be paid. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due hereunder, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any Loan Document for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

     VIII.3  No Termination or Abatement. The Lessee shall remain obligated
             ---------------------------
under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of the Lessor or by any court with respect to the Lessor. The Lessee hereby waives all right (i) to terminate or surrender this Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. The Lessee shall remain obligated under this Lease in accordance with its terms during the Term (and following the expiration of the Term with respect to those obligations which this Lease provides survive the expiration or termination of this Lease) and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.

                                  ARTICLE IX

                      SUBLEASES AND UNDERLYING AGREEMENTS

     IX.1    The Subleases.  As of the Commencement Date, the Lessor hereby
             -------------
assigns to the Lessee all right, title and interest in the Subleases for the Term, and the Lessee hereby assumes, and agrees to comply with, all covenants and obligations on the part of the "landlord" or "lessor" under the terms of the Subleases during the Term. The Lessee shall take such actions with respect to the Subleases and Sublessees during the Term as the Lessee deems reasonable and prudent in order to maintain the Subleases in full force and effect and to maintain the rental income therefrom. The Lessee shall receive and collect all rent due under the Subleases, which rent shall be received and held by the Lessee subject to application to the Lessee's obligation to pay Rent hereunder.

     IX.2    Further Subletting.  The Lessee shall market any untenanted and
             ------------------
otherwise available space in the Properties for leasing on market terms and conditions, as reasonably determined by the Lessee, to any Person (other than an Affiliate) that the Lessee may reasonably determine to be a creditworthy and reputable tenant. The intention of the Lessor and the Lessee being that a direct leasing by the Lessor to any Person (as opposed to a sublease by the Lessee to such Person) will enhance the marketability of the Properties, the Lessor agrees, on the terms and conditions hereinafter provided in this Section 9.2, to
                                                                 -----------
execute any such lease on the condition that, simultaneously with the execution and delivery of any such lease, (i) the Lessor shall assign to the Lessee all right, title and interest in the lease for the Term, (ii) the Lessee shall assume, and agree to comply with, all covenants and obligations on the part of the "landlord" or "lessor" under the terms of the leases during the Term, and
(iii) such lease shall thereafter be deemed a

Sublease for all purposes of this Lease. In the case of any proposed lease other than a Major Sublease, the Lessor agrees to execute and return such lease to the Lessee within two Business Days following receipt thereof. The terms and conditions of, and the tenant or lessee under, a Major Sublease shall be subject to approval by the Lessor, which approval shall not be unreasonably withheld or delayed. The Lessor agrees, within five Business days following receipt of a proposed Major Sublease delivered in accordance with the instructions for notice of Major Subleases set forth on Schedule 7, either (i) to execute and return
                                ----------
such Major Sublease to the Lessee (on the terms proposed and with such immaterial changes as may later be requested by the Lessee), or (ii) to advise the Lessee in writing of the Lessor's specific grounds for objecting to such Major Sublease. Upon Full Collateralization, the Lessor's grounds for objecting to a Major Sublease shall not include the financial terms of, or the creditworthiness of the tenant under, such Major Sublease.

     IX.3  Effect of Sublease. No sublease or other relinquishment of possession
           ------------------
of any Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder, and the Lessee shall remain directly and primarily liable under this Lease as to the Property or portion thereof so sublet. The Lessor hereby expressly agrees that any obligations or covenants under this Lease may be performed by any Sublessee directly, and the Lessor agrees that any such performance will be accepted in satisfaction of the obligations or covenants in this Lease.

     IX.4  The Underlying Agreements.  As of the Commencement Date, the Lessor
           -------------------------
hereby assigns to the Lessee all right, title and interest in the Underlying Agreements for the Term, and the Lessee hereby assumes, and agrees to comply with, all covenants and obligations on the part of the "owner" under the terms of the Underlying Agreements. The Lessee shall take all such actions with respect to the Underlying Agreements and the parties thereto during the Term as the Lessee deems reasonable and prudent in order to maintain the Underlying Agreements in full force and effect to the extent that the Underlying Agreements are necessary or appropriate to the management or maintenance of the Properties. The Lessee shall pay or collect, as the case may be, all amounts receivable or payable pursuant to the terms of the Underlying Agreements and all amounts received shall be held by the Lessee subject to application to the Lessee's obligation to pay Rent hereunder.

     IX.5  Further Agreements.  The Lessee may also, with the prior written
           ------------------
consent of the Lessor, which consent shall not be unreasonably withheld, enter into further or additional agreements with respect to the management or maintenance of the Properties by third parties; provided, however, that the
                                                --------  -------
Lessor consents to the terms of such agreements; provided, further, that the
                                                 --------  -------
consent of the Lessor not shall be required so long as the aggregate of obligations under such further or additional agreements do not exceed $500,000.00 in any twelve-month period. Any such agreements shall expressly (i) be made subject to and subordinated to this Lease and to the rights of the Lessor hereunder, (ii) be at market rates and with third parties which are not Affiliates of the Lessee (except that the Lessee or an Affiliate of the Lessee may enter into management contracts with respect to those Properties which are residential in nature) and, and (iii) be terminable by the Lessor without penalty upon the expiration or earlier termination of this

Lease. Upon Full Collateralization, the Lessor's grounds for objecting to further agreements shall not include the financial terms of such agreements or the creditworthiness of the parties thereto.

     IX.6  Effect of Agreements.  No Underlying Agreement or further or
           --------------------
additional agreements with respect to the management or maintenance of the Properties by third parties shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder, and the Lessee shall remain directly and primarily liable under this Lease. The Lessor hereby expressly agrees that any obligations or covenants under this Lease may be performed by any third party directly, and the Lessor agrees that any such performance will be accepted in satisfaction of the obligations or covenants in this Lease.

                                   ARTICLE X

                            LESSEE ACKNOWLEDGMENTS

     X.1   Condition of the Property. THE LESSEE ACKNOWLEDGES AND AGREES THAT IT
           -------------------------
IS LEASING THE PROPERTIES "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR (EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE) AND SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF APPLICABLE LAW WHICH MAY EXIST ON THE DATE HEREOF OR ON THE COMMENCEMENT DATE. EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, THE LESSOR HAS NOT MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) AND SHALL NOT BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND THE LESSOR SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW.

     X.2   Risk of Loss. During the Term, the risk of loss of or decrease in the
           ------------
enjoyment and beneficial use of each Property as a result of the damage or destruction thereof by Casualty, Condemnation, Environmental Violations or otherwise is assumed by the Lessee, and the Lessor shall in no event be answerable or accountable therefor.

                                  ARTICLE XI

                   POSSESSION AND USE OF THE PROPERTY, ETC.

     XI.1  Possession and Use of the Property.  Each Property shall be used in a
           ----------------------------------
manner consistent with (i) the standards applicable to properties of a similar nature in the geographic area in which such Property is located and in any event not less than the standards applied by the Lessee for other comparable properties owned or leased by the Lessee and (ii) the term and conditions of the Loan Documents. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of each Property as contemplated by this Lease. The Lessee shall not commit or permit any waste of any Property or any part thereof.

     XI.2  Development Properties. The Lessee shall continue the development and
           ----------------------
construction of the Development Properties in accordance with the existing plans and specifications therefor and, in connection therewith, shall be entitled as the Lessor's sole agent to request advances of the Senior Loans applicable to the Development Properties on the terms provided in the Loan Documents. The Lessee shall provide to the Lessor a plan and cost review acceptable to the Lessor in the Lessor's sole discretion for construction of the Improvements on each of the Development Properties within thirty days following the Commencement Date. If the Lessee has not delivered an acceptable plan and cost review within thirty days following the Commencement Date for any Development Property, then the Lessor shall be entitled to revoke the grant of agency provided for in this
Section 11.2. In addition, the Lessee shall pay as Supplemental Rent hereunder
------------
the costs and expenses of the Lessor's consultant to monitor the progress of construction on the Development Properties. The Lessee shall be permitted to make or approve immaterial changes to the plans and specifications provided that such changes do not affect the intended use or have a material impact on the construction budget. The Lessee shall provide to the Lessor copies of all draw requests submitted pursuant to the Loan Documents and quarterly reports, which reports shall be in form and substance reasonably satisfactory to the Lessor, as to the progress of construction and advances of the Senior Loans, and in the event that the Lessor in its sole discretion finds the progress of construction or advances of the Senior Loans unsatisfactory, the Lessor shall be entitled to revoke the grant of agency provided for in this Section 11.2. The Lessor agrees
                                                ------------
to promptly execute and deliver any documents reasonably required by the Lessee in connection with the Lessee's exercise of rights under this Section 11.2.
                                                              ------------

     XI.3  Compliance with Applicable Laws and Insurance Requirements.  Subject
           ----------------------------------------------------------
to the terms hereof relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply in all respects with all Applicable Laws (including all Environmental Laws) and Insurance Requirements relating to the Properties, the violation of which could have a Material Adverse Effect, including the use, construction, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the applicable Improvements or interfere with the use and enjoyment of a Property, and (b) procure, maintain and comply with all material licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of a Property and for the use, operation, maintenance, repair and restoration of the applicable Improvements.

     XI.4  Utility Charges. The Lessee shall pay or cause to be paid all charges
           ---------------
for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Properties during the Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee. To the extent that the Lessee has requested that the Lessor join with the Lessee in pursuing any such credit or refund on account of any utility charges paid by the Lessee, the amount of any such credit or refund received by the Lessor, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee.

     XI.5   McNulty Station. On the basis of the Phase I report, dated December,
            ---------------
1997, by ATC Associates on the Property identified as "McNulty Station" on
Schedule 1, the Lessee agrees to keep the drinking fountain at such Property
----------
identified in such report capped off and to prohibit absolutely the use of such drinking fountain during the term of this Lease.

                                  ARTICLE XII

                        MAINTENANCE AND REPAIR; RETURN

     XII.1  Maintenance and Repair; Return.
            ------------------------------

     (a) The Lessee, at its sole cost and expense, shall maintain each Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case (i) as required by all Applicable Laws, the Loan Documents and Insurance Requirements, and (ii) on a basis consistent with the operation and maintenance of properties comparable in type and location to such Property and in no event less than the standards applied by the Lessee in the operation and maintenance of other comparable properties owned or leased by the Lessee or its Affiliates.

     (b) The Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way. The Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and the Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of the Lessor pursuant to any Applicable Laws, the Loan Documents, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

     (c) The Lessee shall, upon the expiration or earlier termination of this Lease, vacate and surrender the Properties to the Lessor in its then-current, "AS IS" condition, subject to the Lessee's obligations under Sections 11.3,
                                                             -------------
12.1(a), 13.1, 14.1, 17.1(a)  and 17.2, unless the Lessee has purchased the
-------  ----  ----  -------      ----
Property from the Lessor as provided herein. Upon the expiration or earlier termination of this Lease, (i) the Lessee shall be deemed to assign to the Lessor all right, title and interest in the Subleases, and the Lessor shall be deemed to assume, and agree to comply with, all covenants and obligations on the part of the "landlord" or "lessor" under the terms of the Subleases thereafter arising, and (ii) the Lessee shall be deemed to assign to the Lessor all right, title and interest in the Underlying Agreements, and the Lessor shall be deemed to assume, and agree to comply with, all covenants and obligations on the part of the "owner" under the terms of the Underlying Agreements thereafter arising.

                                 ARTICLE XIII
                              MODIFICATIONS, ETC.

     XIII.1  Modifications.  The Lessee, at its sole cost and expense, may at
             -------------
any time and from time to time make alterations, renovations, improvements and additions to any Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, however, that: (i) except
                         --------------   --------  -------
for any Modification required to be made pursuant to any Applicable Law (a "Required Modification"), no Modification shall impair the value, utility or
 ----------------------
useful life of the Property or any part thereof from that which existed immediately prior to such Modification; (ii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iii) the Lessee shall comply with all Applicable Laws (including all Environmental Laws), the Loan Documents and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy and consents, if required, of Senior Lenders, and the structural integrity of the Property shall not be adversely affected; (iv) subject to the terms of Article XV relating to
                                                        ----------
permitted contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within forty-five days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; (v) such Modifications shall comply with Sections
                                                                      --------
11.3 and 12.1(a); and (vi) the Lessee shall be required to obtain the prior
----     -------
written approval of the Lessor, which approval shall not be unreasonably withheld, with respect to any alterations (other than Required Modifications and other than with respect to the development of the Development Properties in accordance with plans and specifications as of the Commencement Date, as the same may be changed pursuant to Section 11.2) that shall (A) require the consent
                                ------------
of the Senior Lenders under the terms of the Senior Loan Documents, (B) materially affect any structural element of the applicable Improvements or major building system therein, or (C) cost in excess of $1,000,000 for the relevant Property during the term of the Lease, or (D) materially change the nature of the applicable Improvements for the purposes contemplated by the Lessor and the Lessee as of the Commencement Date. All Modifications shall remain part of the realty and shall be subject to this Lease and title thereto shall immediately vest in the Lessor; provided, however, that Modifications that meet each of the
                    --------  -------
following conditions shall not be subject to this Lease: (x) such Modifications are not Required Modifications, and (y) such Modifications are readily removable without impairing the value, utility or remaining useful life of the Property. The Lessee may place upon a Property any trade fixtures, machinery, equipment or other property belonging to the Lessee or third parties and may remove the same at any time during the Term, subject, however, to the terms of Section 12.1(a),
                                                               ---------------
and the Lessor hereby waives any Liens, to which it may be entitled pursuant to any statutory or common law, in such trade fixtures, machinery, equipment or other property; provided that such trade fixtures, machinery, equipment or other
                --------
property do not materially impair the value, utility or remaining useful life of the Property; and provided, further, that the Lessee shall keep and maintain at
                  --------  -------
the Property and shall not remove from the Property any Equipment financed or otherwise paid for (directly or indirectly) by the Lessor pursuant to this Lease except as provided in Section 13.2.
                      ------------

     XIII.2  Substitutions and Replacements.  The Lessee shall have the option,
             ------------------------------
as hereinafter provided, to substitute equipment of "like kind" and of at least equal utility ("Substituted Equipment"), for Equipment subject to this Lease. With respect to any item of Substituted

Equipment having a value of $250,000.00 or more, on the date of any such substitution Lessee shall deliver to Lessor a Bill of Sale identifying such Substituted Equipment and transferring to Lessor all right, title and interest in and to the Substituted Equipment. With respect to any item of Substituted Equipment having a value of in excess of $5,000.00 but less than $250,000.00, Lessee shall deliver to Lessor on the first Business Day of each calendar quarter a Bill of Sale or Bills of Sale identifying all such items of Substituted Equipment substituted by the Lessee during such calendar quarter and transferring to Lessor all right, title and interest in and to the Substituted Equipment. Such Substituted Equipment shall become subject to this Lease. Upon the substitution of Equipment as provided herein, Lessor shall transfer to Lessee at Lessee's expense all of the Lessor's right, title and interest in and to original Equipment subject to the substitution without any representation or warranty other than the absence of Lessor Liens.

                                  ARTICLE XIV

                          WARRANT OF TITLE; EASEMENTS

     XIV.1  Warrant of Title. The Lessee agrees that except as otherwise
            ----------------
provided herein and subject to the terms of Article XV relating to permitted
                                            ----------
contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien (other than Lessor Liens), defect, attachment, levy, title retention agreement or claim upon the Property or any Modifications or any Lien, attachment, levy or claim with respect to the Rent, other than Permitted Liens

     XIV.2  No Consent to Work.  Nothing contained in this Lease shall be
            ------------------
construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Properties or any part thereof. NOTICE IS HEREBY GIVEN THAT THE LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR IN AND TO THE PROPERTIES.

                                  ARTICLE XV

                              PERMITTED CONTESTS

     XV.1   Permitted Contests in Respect of Applicable Law.  If, to the extent
            -----------------------------------------------
and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law relating to any Property shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Law but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the Lessor, involve (A) any risk of criminal liability being imposed on the Lessor or the Property, or (B) any risk of (1) foreclosure, forfeiture or loss of the Property, or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial danger of (1) the sale of, or the creation of any Lien (other than a Permitted Lien) on, any part of the Property, (2) civil liability being imposed on the Lessor or the Property, or (3) enjoinment of, or interference with, the use, possession or disposition of the Property in any material respect. The Lessor will not be required to join in any proceedings pursuant to this Section 15.1 unless a
                                                     ------------
provision of any Applicable Law requires that such proceedings be brought by or in the name of the Lessor; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) no Default has occurred and is continuing and (ii) the Lessee pays all related expenses and indemnifies the Lessor to its satisfaction.

                                  ARTICLE XVI

                                   INSURANCE

     XVI.1  Public Liability and Workers' Compensation Insurance.
            ----------------------------------------------------

     (a) The Lessee shall procure and carry from a financially sound and responsible insurance company, at the Lessee's sole cost and expense, commercial general liability insurance for claims for bodily injury or death sustained by persons or damage to property while on the Property and such other public liability coverages on terms and in amounts that are no less favorable than set forth on Schedule 5 hereto. Any such policy shall be endorsed to name the
         ----------
Lessor as an additional insured. Any such policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor may have in force.

     (b) The Lessee shall, in the operation of the Properties including in connection with any Modifications thereof), comply with, or cause the applicable contractor to comply with, all applicable workers' compensation laws.

     XVI.2  Property and Other Insurance.  The Lessee shall procure and carry
            ----------------------------
from a sound and responsible insurance company, at the Lessee's sole cost and expense, property and other insurance for each Property insured against loss or damage by fire, flood and other risks on terms and in amounts that are no less favorable than as set forth on Schedule 5 hereto.
                                ----------

     XVI.3  Business Interruption and Rental Insurance. The Lessee shall
            -------------------------------------------
procure and carry from a sound and responsible insurance company, at the Lessee's sole cost and expense, business interruption and /or loss of rental income insurance on terms and in amounts that are no less favorable than as set forth on Schedule 5 hereto.
         ----------

     XVI.4  Environmental Insurance. The Lessee shall procure and carry from a
            -----------------------
sound and responsible insurance company, at the Lessee's sole cost and expense, environmental insurance on terms and in amounts that are no less favorable than as set forth on Schedule 5 hereto throughout the Term of this Lease.
                ----------

     XVI.5  Insurance Coverage.
            ------------------

     (a) The Lessee shall furnish the Lessor with certificates showing the insurance procured under Sections 16.1 , 16.2, 16.3 and 16.4 to be in effect and
                         -------------   ----  ----     ----
naming the Lessor as additional insured with respect to liability coverage (excluding worker's compensation insurance) and naming the Lessor as loss payee with respect to property coverage. All such insurance shall be at the cost and expense of the Lessee. Such certificates shall include a provision for no less than thirty days' advance written notice by the insurer to the Lessor in the event of cancellation or reduction of such insurance.

     (b) The Lessee agrees that the insurance policy or policies obtained under Section 16.2, shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should the Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor and its rights under and interests in said policies shall not be invalidated or reduced by any act or omission or negligence of the Lessee or any other Person having any interest in the Property. The Lessee hereby waives any and all such rights against the Lessor to the extent of payments made under such policies.

     (c) If the policies of insurance required by this Article XVI provide for the payment of premiums on other than an annual basis, then (x) such premiums shall be paid no less frequently than quarterly, and (ii) the Lessee shall maintain with the Lessor as of the Commencement Date and at all times thereafter an amount sufficient to pay the next quarterly installment of premiums, which amount shall be maintained in an escrow account by the Lessor.

     (d) Subject to the terms of the Loan Documents and the Subleases, all proceeds of insurance maintained pursuant to Section 16.2 on account of any
                                             ------------
damage to or destruction of any Property or any part thereof shall be paid over to the Lessor or as it may direct; provided that if no Event of Default, or
                                   --------
Event of Loss shall have occurred and be continuing and, so long as the Lessee is diligently repairing the damage to the Property caused by the applicable Casualty, all such proceeds will be disbursed to the Lessee on a progress-payment basis and otherwise on standard commercial terms to effect the repair of the Improvements or the Equipment.


                                 ARTICLE XVII

                          CASUALTY AND CONDEMNATION;
                             ENVIRONMENTAL MATTERS

     XVII.1 Casualty and Condemnation.
            -------------------------

     (a)    Subject to the provisions of this Article XVII, if all or a portion
                                              ------------
of any Property (having a value in excess of the lesser of (x) ten percent of the Stipulated Loss Value of such Property or (y) $1,000,000.00) is damaged or destroyed in whole or in part by a Casualty or if the use, access, occupancy, easement rights or title to such Property or any part thereof, is the subject of a Condemnation, then the Lessee shall (i) reconstruct, refurbish and repair the Property upon submission to the Lessor of an Architect's certificate to the effect that the Property can be fully restored to the condition required under this Lease prior to the end of the Term and as to the cost of such restoration, or (ii) pay to Lessor the Stipulated Loss Value for such Property.

     (b) The Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal, and shall be entitled to control adjustment of, any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation, if the Lessee has agreed to repair the damage to the Improvements, unless an Event of Default shall have occurred and be continuing, in which case losses shall be adjusted by the Lessor. Losses shall also be adjusted by the Lessor in circumstances where the Lessee is not required to, and has not agreed to, repair the damage to the Improvements, unless the Lessee has purchased the Property pursuant to the terms of this Lease. The Lessee shall pay all reasonable expenses of the Lessor in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Casualty or Condemnation. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment which the Lessee is entitled to control. The Lessor and the Lessee agree that this Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

     (c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of the Property or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other promptly after the receipt of such notice.

     (d)    If, pursuant to this Section 17.1 and Section 18.1, this Lease shall
                                 ------------     ------------
continue in full force and effect following a Casualty or Condemnation with respect to such Property, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Property in accordance with this paragraph, the Lessee shall pay the shortfall), promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 12.1 and 13.1 using the as-built plans and
                -------------     ----
specifications for the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all Applicable Laws) so as to restore the Property to at least the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation with such Modification as the Lessee may elect in accordance with Section 13.1.
                                                                  ------------
In such event, title to the Property shall remain with the Lessor. Upon completion of such restoration, the Lessee shall furnish the Lessor an Architect's certificate of substantial completion and a Responsible Employee's Certificate confirming that such restoration has been completed pursuant to this Lease.

     (e) In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to Articles VI or to perform its obligations
                                    -----------
and pay any amounts due pursuant to Article XXII .
                                    ------------

     (f) Subject to the terms of the Loan Documents, any Net Proceeds received by the Lessee in respect of a Casualty or Condemnation shall be turned over to the Lessor. Unless a Casualty or Condemnation results in an Event of Loss, and subject to the terms of the Loan Documents, the Lessor will make any Net Proceeds available to the Lessee for the repair or restoration of the Property on a progress-payment basis and otherwise on standard commercial terms. In the event that the Lessee elects to pay to Lessor the Stipulated Loss Value for such Property pursuant to Section 17.1(a)(ii), Net Proceeds received by the
                              -------------------
Lessor shall be credited against the Lessee's payment of the Stipulated Loss Value. To the extent that Net Proceeds exceed the cost of repair or restoration or the Stipulated Loss Value, as the case may be, such excess shall be treated as Excess Proceeds.

     XVII.2 Environmental Matters.  Promptly upon the Lessee's discovery of the
            ---------------------
existence of an Environmental Violation not disclosed in the environmental audits identified in Schedule IX to the Purchase and Sale Agreement, the Lessee shall notify the Lessor in writing of such Environmental Violation. If the Lessor elects not to terminate this Lease pursuant to Section 18.1, at the
                                                      ------------
Lessee's sole cost and expense, the Lessee shall promptly and diligently commence, or diligently pursue all reasonable commercial efforts to cause responsible third parties to commence, any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 11.3. If the Lessor does not deliver a
                             ------------
Termination Notice pursuant to Section 18.1, the Lessee shall, upon completion
                               ------------
of remedial action by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Law. Each such Environmental Violation shall be remedied prior to the Expiration Date. Nothing in this Article XVII
                                                                 ------------
shall reduce or limit the Lessee's obligations under the indemnity provisions hereof.

     XVII.3 Notice of Environmental Matters.  Promptly, but in any event within
            -------------------------------
sixty Business Days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any pending or threatened claim, action or proceeding (except to the extent that such claim, action or proceeding is disclosed in the environmental audits identified in Schedule IX to the Purchase and Sale Agreement) involving any Environmental Law or any Release on or in connection with the Properties. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within ninety days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with the Properties. The Lessee shall also promptly provide such detailed reports of any such environmental claims as may reasonably be requested by the Lessor. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property, the Lessor shall promptly give notice thereof to the Lessee.

                                 ARTICLE XVIII

                                EVENTS OF LOSS

     XVIII.1   Transfer upon Certain Events.  With respect to any Property, if
               ----------------------------
any of the following events shall occur ("Event of Loss"):
                                          -------------

     (a)  a Significant Casualty;

     (b)  a Significant Condemnation;

     (c) an Environmental Violation, the estimated cost of remediation of which would exceed an amount equal to $500,000.00;

and the Lessor or the Lessee shall have given written notice to the other party within ninety days following actual knowledge of such Event of Loss, that this Lease is to be terminated as to such Property as a consequence of the occurrence of such an event (a "Loss Notice"), then the Lessee shall be obligated to pay to
                     ------------
the Lessor, on or prior to the date occurring sixty days after the date of the Loss Notice, the Stipulated Loss Value for such Property, and the Lessor shall, as set forth in Section 18.2, upon receipt of such payment, transfer to the
                ------------
Lessee on such date of payment all of the Lessor's interest in the Property.

     XVIII.2   Transfer Procedures.  On the date of the payment by the Lessee of
               -------------------
the Stipulated Loss Value pursuant to Section 18.1 (such date, the "Transfer
                                      ------------                  --------
Date"), this Lease shall terminate as to such Property and, concurrent with the
-----
Lessor's receipt of such payment,

     (a) the Lessor shall execute and deliver to the Lessee at the Lessee's cost and expense a quitclaim deed with respect to the Property and an assignment of the Lessor's entire interest in the Property (which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds not previously received by the Lessor and existing subleases and security deposits thereunder), in each case in recordable form and otherwise in conformity with local custom and free and clear any Lessor Liens attributable to the Lessor;

     (b) the Property shall be conveyed to such Person "AS IS" and in its then present physical condition;

     (c) Net Proceeds received by the Lessor shall be credited against the Lessee's payment of the Stipulated Loss Value (and to the extent that Net Proceeds exceed the Stipulated Loss Value, such excess shall be treated as Excess Proceeds); and

     (d) the Lessor shall discharge any Lessor's Liens and execute and deliver to the Lessee and the Lessee's title insurance company an affidavit as to the absence of any Lessor Liens.

                                  ARTICLE XIX

                               EVENTS OF DEFAULT

     XIX.1  Events of Default.  The occurrence of any one or more of the
            -----------------
following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an "Event of Default":
                                                              -----------------

     (a) the Lessee shall fail to make any payment of Basic Rent, including amounts due upon an Event of Loss, when due; provided, however, that with
                                             --------  -------
respect to any two payments due in any twelve-month period prior to February 2, 2003, such failure shall constitute an Event of Default only if such failure shall continue for a period of five days after the due date;

     (b) the Lessee shall fail to make payment of any Supplemental Rent as and when due (subject to any notice requirements and grace periods provided for in the Loan Documents) and, in the case where no due date is specified, within fifteen days following the Lessor's written demand therefor;

     (c)    the Lessee shall fail to maintain insurance as required by Article
                                                                       -------
XVI of this Lease;
---

     (d)    the Lessee shall breach Section 11.5 of this Lease;

     (e) the Lessee shall fail to observe or perform any term, covenant or condition of the Lessee under this Lease or the Loan Documents other than those described in Section 19.1(a), (b), (c) or (d) hereof, and such failure shall
             ---------------  ---  ---    ---
have continued for the lesser of (i) thirty days after the earlier of (x) delivery to the Lessee of written notice thereof from the Lessor or (y) a Responsible Employee of the Lessee shall have knowledge of such failure, or (ii) such lesser period as may be provided for the cure of such default under the Loan Documents; provided, however, that if such failure is capable of cure but
                --------  -------
cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty-day period but such diligent efforts shall be properly commenced within the cure period and the Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed (i) an additional forty-five days, or (ii) in the case only of a failure to observe or perform any term, covenant or condition of the Loan Documents other than those described in Section 19.1(a), (b), (c) or (d), such
                                        ---------------  ---  ---    ----
period (if any) as may be provided for the cure of such default under the Loan Documents, but in no event beyond the Expiration Date;

     (f) any representation or warranty made by the Lessee in this Lease shall prove to have been inaccurate as of the date of execution of this Lease, and such inaccuracy shall have a Material Adverse Effect, and if such inaccuracy can be cured, it shall not have been cured within forty-five days after the earlier of (i) delivery to the Lessee of written notice thereof from the Lessor or (ii) a Responsible Employee of the Lessee shall have knowledge of such inaccuracy;

     (g) the Lessee shall assign, transfer or other pledge or hypothecate its interest under this Lease;

     (h)    a Guarantee Event of Default shall have occurred and be continuing;

     (i) the Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for the Lessee or the whole or a substantial part of its property within sixty days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof;

     (j) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Lessee and not dismissed within sixty days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee, a receiver of the Lessee or the whole or a substantial part of any of its property and such order or decree shall not be vacated or set aside within ninety days from the date of the entry thereof;

     (k) an event of default, as defined in any agreement, mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money of the Lessee in a principal amount in excess of $5,000,000 which by its terms is recourse to the assets or interests of the Lessee, whether such indebtedness now exists or shall hereafter be created, shall happen and be continuing, if the effect of such default is to accelerate the maturity of such indebtedness, unless the Lessee is diligently and in good faith contesting such default in appropriate proceedings;

     (l) the Lessee shall fail to comply with the obligations with respect to the Properties assumed by the Lessee under the terms of the Purchase and Sale Agreement and such failure shall have continued for thirty days after the earlier of delivery to the Lessee of written notice thereof from the Lessor; provided, however, that if such failure is capable of cure but cannot be cured
--------  -------
by payment of money or cannot be cured by diligent efforts within such thirty-day period but such diligent efforts shall be properly commenced within the cure period and the Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed an additional forty-five days; or

     (m) the Lessee shall directly or indirectly contest the validity of this Lease or the Guaranty in any manner in any court of competent jurisdiction.

     XIX.2  Remedies.  Upon the occurrence of any Event of Default and at any
            --------
time thereafter, the Lessor may, so long as such Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Event of Default; provided, however, that the Lessor will not
                                  --------  -------
exercise any of such remedies with respect to an Event of Default arising under
Section 19.1(a)  until the Lessor has given the Lessee written notice of such
---------------
Event of Default and the Lessee has failed to cure such Event of Default for a period of five days thereafter:

     (a) The Lessor may, by notice to the Lessee rescind or terminate this Lease as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of any Property (or any portion thereof) or all the Properties by the Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing and executed by the Lessor.

     (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return any Property or all the Properties promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles XII and Sections 11.3 hereof
                                          ------------      -------------
as if the Properties were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith, and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Properties, and to the extent and in the manner permitted by Applicable Law, enter upon the Properties or any Property and take immediate possession (to the exclusion of the Lessee) thereof or any part thereof and expel or remove the Lessee and any other Person who may be occupying such Properties or Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any alterations or repairs made by the Lessor.

     (c) The Lessor may, at its option, elect not to terminate this Lease and to preserve the Lessee's obligation to pay all Rent (together with all costs of collection) and to enforce the Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of any Property by the Lessee or re-entry of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may collect rent due under Subleases and other income of the Properties, make and collect payments under Underlying Agreements, make the necessary repairs, and relet any Property or any part thereof for such term or terms (which may be for a long term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and the net amount of such collections and payments by the Lessor, if any, shall be applied to the Lessee's obligations hereunder in such order, proportion and priority as the Lessor may elect in the Lessor's sole and absolute discretion and if the net amount of such collections and payments by the Lessor is insufficient to pay all Rent to be paid with respect to any period, the Lessee shall pay any deficiency, as calculated by the Lessor, to the Lessor on demand.

     (d) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term.

     (e) Notwithstanding the Lessor's choice of remedies provided for above, the Lessor may retain and apply against any Rent and the Lessor's damages (i) all amounts on deposit from time to time in the Cash Collateral Account or otherwise assigned or pledged as security for the performance of the Lessee's obligations under this Lease, and (ii) all sums which the Lessor would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

     (f)    Waiver of Certain Rights. If this Lease shall be terminated pursuant
            ------------------------
to Section 19.2, the Lessee waives, to the fullest extent permitted by law, (a)
   ------------
any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XIX.
                                                         -----------

     XIX.3  The Lessor's Right to Cure the Lessee's Lease Defaults.  The Lessor,
            ------------------------------------------------------
without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to), remedy any Event of Default for the account and, at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by Article XVI, and may, to the fullest extent
                                   -----------
permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon the Property for such purpose and take all such action thereon as the Lessor may reasonably determine to be necessary or appropriate therefor, and the Lessor shall give prompt notice thereof to the Lessee. No such entry shall be deemed an eviction of the Lessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel or other agents or representatives retained by the Lessor for this purpose), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor or to such other Person as may be entitled thereto as Supplemental Rent.

     XIX.4  Cure by the Lessee.  Notwithstanding anything in Section 19.2 to the
            ------------------                               ------------
contrary, but subject to the restriction set forth in Section 22.2,  in the case
                                                      ------------
of an Event of Default arising
under Section 19.1(e) or (f), the Lessee may suspend the Lessor's exercise of
      ---------------    ---
rights and remedies hereunder by giving notice to the Lessor that the Lessee intends to purchase the Lessor's interest in the Property or Properties giving rise to the Event of Default on or prior to the date occurring sixty days after the date of the Lessee's notice by paying the Lessor the Stipulated Loss Value for such Property or Properties; provided, however, that if the Lessee is
                                 --------  -------
prohibited from exercising its rights provided for in this Section 19.4 by
                                                           ------------
reason of the restriction set forth in Section 22.2, and unless the Lessor
                                       ------------
agrees to waive such restriction, then the Lessor shall not exercise any right or remedy pursuant to Section 19.2, 19.3, the Guarantee, the Parent Guarantee,
                      ------------  ----
or otherwise until the Lessee shall have had a period of ten days following the termination of such restriction to exercise its rights under this Section 19.4;
                                                                  ------------
provided, further, that if the Lessor has determined that the Lessee has the
--------  -------
funds and is otherwise capable of curing the Event of Default giving rise to the exercise of rights under this Section 19.4 and that the obstacles to the Lessee's ability to cure the Event of Default are not bona fide, then the Lessor
                                                      ---- ----
shall not be prohibited from exercising any right or remedy pursuant to Section
      ---                                                               -------
19.2, 19.3, the Guarantee, the Parent Guarantee, or otherwise. The Lessor shall
----  ----
transfer to the Lessee on such date of payment all of the Lessor's interest in the Property or Properties on terms consistent with those set forth in Section
                                                                       -------
18.2 (it being understood that the restrictions set forth in Section 22.1(b) and
----                                                         ---------------
(d), 22.4, and 22.5 shall not be applicable to as transfer made pursuant to this
     ----      ----
Section 19.4).
------------

     XIX.5  Default by the Lessor.  If any representation or warranty of Lessor
            ---------------------
in this Lease is or becomes untrue in any material respect, or if the Lessor is in breach of any covenant or obligation of the Lessor under this Lease, then the Lessor will be in default under this Lease. If the Lessor fails to cure such default within thirty days following the Lessee's written notice of such default, the Lessee will be entitled, at its option, to (a) seek specific performance of the Lessor's obligations under this Lease, (b) seek recovery of the Lessee's actual and consequential damages resulting from the Lessor's default, (c) purchase any or all of the Properties for the Stipulated Loss Value notwithstanding the restriction set forth in Section 22.2, (d) terminate this
                                             ------------
Lease upon the Lessee's notice to the Lessor of the Lessee's intention to terminate this Lease on a date specified in such notice, and thereupon be relieved of any further obligations thereafter accruing to the Lessor under this Lease, including, but not limited to, the obligation to pay Rent, (e) any other right or remedy now or hereafter existing by law or in equity, or (f) any combination of the foregoing. Lessor will pay to Lessee all reasonable expenses incurred by Lessee in connection with any default by Lessor under this Lease, including Lessee's reasonable attorneys' fees and expenses. To the extent that the Lessee is prevented from exercising any rights under this Lease as a result of a default by the Lessor, any time periods provided for in this Lease with respect to the exercise of such rights shall be tolled during the period of the Lessor's default.

                                  ARTICLE XX

                                  REFINANCING

     XX.1   Refinancing Proposed by Lessee. The Lessor agrees to cooperate with
            ------------------------------
the Lessee (which cooperation shall include the execution and delivery of application and loan closing documentation) in connection with the application for and closing of a refinancing loan secured by any Property on terms and from an Institutional Lender selected by the Lessee; provided, however, that (i) the loan
                               --------  -------
documentation shall be reasonably satisfactory to the Lessor, and (ii) the loan documentation shall provide that the loan is non-recourse (subject only to standard recourse exceptions). In the event of the refinancing of any Property, the new loan shall be deemed a Senior Loan for all purposes of this Lease.

     XX.2 Refinancing Proceeds.  Any proceeds of a refinancing of a Property in
          --------------------
excess of the Senior Loan being refinanced but less than the Early Buy-Out Price for the Property shall be applied by the Lessor to reduce the Lessor's Cost for such Property. Any proceeds of a refinancing of a Property in excess of the Early Buy-Out Price for such Property shall be "Refinancing Proceeds".
                                                --------------------
Refinancing Proceeds received by the Lessor shall be applied by the Lessor as follows: (i) at any time that the Lease Balance reduced by amounts on deposit in
                                                -------
the Cash Collateral Account and increased by the amount of Recourse Debt is
                                ---------
$34,000,000.00 or greater, the Guarantor is in compliance with the financial covenants in the Guarantee, and no Event of Default has occurred which is continuing, (x) any payment of Refinancing Proceeds shall be retained by the Lessor and applied by the Lessor to reduce the Lessor's Costs for the Properties and Loans on a pro rata basis or otherwise as mutually agreed by the Lessor and the Lessee, and (y) an amount equal to fifteen percent of such payment of Refinancing Proceeds shall be released to the Lessee from the Cash Collateral Account (or, to the extent of any insufficiency in the Cash Collateral Account, the Lessee will be entitled to a release of the next monies deposited in the Cash Collateral Account) , and (ii) at any time that the Lease Balance reduced
                                                                       -------
by amounts on deposit in the Cash Collateral Account and increased by the amount
                                                         ---------
of Recourse Debt is less than $34,000,000.00, the Guarantor is in compliance with the financial covenants in the Guarantee, and no Event of Default has occurred which is continuing, (x) any payment of Refinancing Proceeds shall be retained by the Lessor and applied by the Lessor to reduce the Lessor's Costs for the Properties and Loans on a pro rata basis or otherwise as mutually agreed by the Lessor and the Lessee, and (y) an amount equal to twenty-five percent of such payment of Refinancing Proceeds shall be released to the Lessee from the Cash Collateral Account (or, to the extent of any insufficiency in the Cash Collateral Account, the Lessee will be entitled to a release of the next monies deposited in the Cash Collateral Account); provided, however, that upon Full
                                           --------  -------
Collateralization, one hundred percent of any payments of Refinancing Proceeds shall be retained by the Lessor and applied by the Lessor to reduce the Lessor's Costs for the Properties and Loans on a pro rata basis or otherwise as mutually agreed by the Lessor and the Lessee, and a corresponding amount shall be released from the Cash Collateral Account to the Lessee; and provided, further,
                                                             --------  -------
at any time that an Event of Default has occurred and is continuing, the Lessor may apply one hundred percent of Refinancing Proceeds to the cure of the Event of Default or to the Lease Balance, as the Lessor shall determine in its sole discretion.

     XX.3 Refinancing Proposed by Lessor.  The Lessee agrees to cooperate  with
          ------------------------------
the Lessor in connection with the application for and closing of a refinancing loan secured by any Property on terms and from an Institutional Lender selected by the Lessor; provided, however, that, so long as an Event of Default has not
               --------  -------
occurred and is continuing, (i) the loan terms shall be on the same or better terms as the loan being refinanced, (ii) the loan documentation shall be reasonably satisfactory to the Lessee, (iii) the loan documentation shall provide that the loan is non-recourse; and (iv) the Refinancing Proceeds of any refinancing shall be applied in accordance with Section 20.1.
                           ------------


                                  ARTICLE XXI

                                PURCHASE OPTION

     XXI.1   Purchase Option.  The Lessee shall have the option (exercisable by
             ---------------
giving the Lessor irrevocable written notice (the "Purchase Notice") of the
                                                   ---------------
Lessee's election to exercise such option) to purchase all, and not less than all, of the Properties and the Loans on or after February 2, 2003, and prior to the Expiration Date at a purchase price equal to the Purchase Option Price. The Lessee shall deliver the Purchase Notice to the Lessor not less than 90 days prior to the proposed closing date for the transfer of the Properties and the Loans (the "Purchase Option Closing Date"), which date shall in no event be
            ----------------------------
later than the Expiration Date. If the Lessee exercises its option to purchase the Properties and the Loans pursuant to this Section 21.1 (the "Purchase
                                              ------------       --------
Option"), the Lessor shall transfer to the Lessee or its designee all of the
------
Lessor's right, title and interest in and to the Properties and the Loans upon receipt of the Purchase Price on the Purchase Option Closing Date. The Lessee may designate, in a notice given to the Lessor not less than ten Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyances shall be made (if other than to the Lessee), in which case such conveyances shall (subject to the terms and conditions set forth herein) be made to such designee or designees; provided,
                                                                    --------
however, that such designation of a transferee or transferees shall not cause
-------
the Lessee to be released, fully or partially, from any of its obligations under this Lease.

                                 ARTICLE XXII

                             EARLY BUY-OUT OPTION

     XXII.1  Early Buy-Out Option.  Subject to the fulfillment of each of the
             --------------------
conditions set forth in this Section 22.1, the Lessee shall have the option (the
                             ------------
"Early Buy-Out Option") to market and complete the sale of any Property for the
 --------------------
Lessor. The Lessee's effective exercise and consummation of the Early Buy-Out Option shall be subject to the due and timely fulfillment of each of the following provisions as to the Property as of the dates set forth below.

     (a)     Subject to Section 22.2, at any time, but not later than 15 days
                        ------------
prior to February 2, 2003, the Lessee shall give to the Lessor written notice of the Lessee's exercise of an Early Buy-Out Option with respect to any Property (the "Early Buy-Out Notice"), which notice shall specify a date for closing of
      --------------------
title to such Property prior to February 2, 2003 (the "Early Buy-Out Closing
                                                       ---------------------
Date").
----

     (b) The Lessor's obligation to convey any Property upon the exercise of an Early Buy-Out Option is subject to the condition that, on the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Early Buy-Out Option and thereafter until the Early Buy-Out

Closing Date, no Event of Default or Default shall exist; provided, however,
                                                          --------  ------
that such condition shall not apply with respect to an exercise of the Lessee's rights under Section 19.4.
             ------------

     (c) The Lessee, as the Lessor's exclusive agent for the period prior to February 2, 2003, may hire brokers and make any Property available for inspection by prospective purchasers. The Lessee shall promptly upon request permit inspection of a Property and any maintenance records relating to a Property by the Lessor and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Property to any purchaser. All such marketing of the Property shall be at the Lessee's sole expense. The Lessee shall allow the Lessor and any potential qualified purchaser reasonable access to the Property for the purpose of inspecting the same.

     (d) The Lessee shall deliver to the Lessor, together with the Early Buy-Out Notice, a written offer or offers by a purchaser or purchasers offering to purchase the Property. Subject to Article XVIII and Sections 19.4 , 22.4 and
                                   -------------     -------------   ----
22.5, prior to February 3, 2002, no such purchaser shall be the Lessee or an
----
Affiliate of the Lessee and any exercise of an Early Buy-Out Option on or subsequent to February 3, 2002, by the Lessee or an Affiliate of the Lessee must provide for a exercise with respect to all of the Properties and the Loans. The written offer must specify (i) subject to Section 22.3, a purchase price
                                              ------------
which will yield Net Proceeds (as hereinafter defined) not less than an amount equal to the Early Buy-Out Price (or shall be supplemented by the Lessee's commitment to pay cash at the closing sufficient, when added to the amount in the offer, to yield Net Proceeds equal to the Early Buy-Out Price), and (ii) a closing date prior to February 2, 2003, unless the Lessor shall otherwise agree in its sole discretion. All offers shall be on an all-cash basis; provided,
                                                                   --------
however, that  the Lessor (i) agrees to be reasonable in its evaluation of
-------
offers which provide for sufficient cash to pay the Early Buy-Out Price, but provide for all or part of Excess Proceeds to be on a non-cash basis, and (ii) agrees that, to the extent that an offer for a Property provides for cash terms which are sufficient to pay the Early Buy-Out Price and generate Excess
                                                    ---
Proceeds, then the offer may include an amount not in excess of ten percent of Gross Proceeds to be paid by a purchase money note or other consideration, on terms reasonably satisfactory to the Lessor, in which case such purchase money note or other consideration shall be pledged to the Lessor as additional security for the obligations of the Lessee hereunder.

     (e) In connection with any such sale of the Property, the Lessee will provide to each Purchaser all customary "seller's" indemnities, representations and warranties regarding absence of Liens (except Lessor Liens) and the condition of the Property, including, without limitation, an environmental indemnity to the extent the same are customarily required by Purchasers; provided, however, that if necessary to consummate a transaction, the Lessor
--------  -------
will also give customary representations limited to actual knowledge and warranties regarding absence of Liens (except Lessor Liens) and the condition of the Property on the condition that the Lessee provides the Lessor a specific indemnity with respect thereto. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Property. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens. Any agreement as to such sale shall be made subject to the Lessor's rights hereunder.

     (f) Payment of all prorations, credits, reasonable costs and expenses of the sale of the Property, whether incurred by the Lessor or the Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the Lessor's reasonable attorneys' fees, the Lessee's attorneys' fees, commissions (in the case of commissions payable to an Affiliate of the Lessee, not to exceed customary or market rates), escrow fees, recording fees, and all applicable documentary and other transfer taxes shall be payable out of "Gross Proceeds", as hereinafter defined; provided, however, that to the extent that any costs and expenses of a
         --------  -------
sale permitted by this Section 22.1(f) are payable in advance of the closing of
                       ---------------
the sale of the Property, such costs shall be advanced by the Lessee and reimbursed to the Lessee out of Gross Proceeds.

     (g) The sale of the Property shall be consummated on or before the Early Buy-out Closing Date and the gross proceeds (the "Gross Proceeds") of the
                                                        --------------
sale of the Property, less the documented reasonable expenses incurred by the Lessee under clause (f) and amounts paid to (or as directed by) the Senior
             ----------
Lender to repay the Senior Loan secured by such Property (the "Net Proceeds")
                                                               ------------
shall be paid directly to the Lessor; provided, however, that if the Net
                                      --------  -------
Proceeds from such sale or sales are less than the Early Buy-Out Price, then the shortfall shall be paid by the Lessee on the Early Buy-out Closing Date.

     XXII.2  Suspension of Early Buy-Out Option.  Notwithstanding anything in
             ----------------------------------
this Lease to the contrary (other than the rights provided for in Article
                                                                  -------
XVIII), if at any time prior to February 2, 2002, the aggregate of all payments
-----
of Early Buy-Out Prices received by the Lessor pursuant to this Lease reduce the Lease Balance to an amount of $10,300,000.00 or less (or would result in such a reduction if a proposed transaction were given effect), then the right of the Lessee to exercise an Early Buy-Out Option and the obligation of the Lessor to convey title thereto shall be suspended until February 2, 2002. In furtherance of the foregoing, any Early Buy-Out Notice given prior to February 2, 2002,
which  would result in   the sum of (a) the Lease Balance and (b) the Loan
Balance being reduced to an amount of $10,300,000.00 or less shall be null and void.

     XXII.3  Grossed-Up Early Buy-Out Amounts. To the extent that any Senior
             --------------------------------
Lender in connection with the repayment of any Senior Loan shall require the payment of an amount in excess of principal balance due on the Senior Loan being repaid, the Lessee shall (i) pay such excess amount (such excess or excesses with respect to any Senior Lender, a "Prepaid EBO Amount") as Supplemental Rent due hereunder, in which case such Prepaid EBO Amount shall be credited against the repayment of the Senior Loan designated by such Senior Lender (or, if the Lessee does not exercise an Early Buy-Out Option with respect to the Property to which the Senior Lender has credited the Prepaid EBO Amount, to the last Early Buy-Out Price paid by the Lessee hereunder), or (ii) to the extent that the Lessee does not have adequate funds to pay both the Early Buy-Out Price and such excess, direct the Lessor to apply funds from the Cash Collateral Account to pay to the Lessor the shortfall in the funds necessary to pay the Early-Buy-Out Price; provided, however, that funds so applied from the Cash Collateral Account
       --------  -------
shall not exceed twenty-five percent of the amount required for the repayment of such Senior Loan.

     XXII.4  Carillon Parcels.  Notwithstanding the requirement set forth in
             ----------------
Section 22.1(d) that the purchaser or purchasers of a Property which is the
---------------
subject of an Early Buy-Out Option not be the Lessee or an Affiliate, the Lessee or any Affiliate of the Lessee shall be entitled to acquire one or more of the Carillon Parcels on the following terms: (i) the first two such parcels (excluding Block 10, Lot 2 and Block 1, Lot 1) may be purchased by the Lessee or any Affiliate of the Lessee provided that an amount equal to an additional thirty-two percent of the Early Buy-Out Price shall be deposited by the Lessee in the Cash Collateral Account, and (ii) all other parcels (including Block 10, Lot 2 and Block 1, Lot 1) may be purchased by the Lessee or any Affiliate of the Lessee provided that an amount equal to an additional ten percent of the Early Buy-Out Price shall be deposited by the Lessee in the Cash Collateral Account. This Section 22.4 shall not be deemed to restrict the exercise of the Early Buy-
     ------------
Out Option with respect to any or all the Carillon Parcels in those cases where the purchaser or purchasers of a Property which is the subject of an Early Buy-Out Option is not the Lessee or an Affiliate.

     XXII.5  Permitted Purchases by the Lessee. Notwithstanding the requirement
             ---------------------------------
set forth in Section 22.1(d) that the purchaser or purchasers of a Property
             ---------------
which is the subject of an Early Buy-Out Option not be the Lessee or an Affiliate, the Lessee or any Affiliate of the Lessee shall be entitled to acquire one or more parcels of "4th Street Land" and "9th Street Land" on

Schedule 1 attached hereto provided that an amount equal to an additional
----------
fifteen percent of the Early Buy-Out Price shall be deposited by the Lessee in the Cash Collateral Account.

     XXII.6  Deposits to Cash Collateral Account upon Resale. In the event that
             -----------------------------------------------
the Lessee or an Affiliate of the Lessee purchases any Property on the basis of the exceptions set forth in Sections 19.4, 22.4 or 22.5, then any further sale
                            -------------  ----    ----
or disposition of such Property by the Lessee or its Affiliate occurring during the Term shall be treated as an exercise of an Early Buy-Out Option, with the requirement that that percentage of "Excess Proceeds" (determined with reference to the Early Buy-Out Price as of the date of the original transfer of the Property to the Lessee or an Affiliate) resulting from such further sale or disposition which would be deposited to the Cash Collateral Account pursuant to the terms of Section 30.1, shall be deposited in the Cash Collateral Account.
             ------------

     XXII.7  Full Release by Senior Lender.   Notwithstanding the terms of the
             -----------------------------
definition of Early Buy-Out Price and this Article XXII which require that the
                                           ------------
Senior Loan secured by a Property which is the subject of an exercise of the Early Buy-Out Option be repaid and satisfied, the transferee of such Property may instead assume such Senior Loan provided that the Lessor is fully and completely released from all obligations with respect to such Senior Loan (including indemnity obligations which the Loan Document provided are to survive repayment of the Senior Loan), pursuant to assumption and release documentation reasonably satisfactory to the Lessor.

     XXII.8  No Time of the Essence. Except with respect to the last date for
             ----------------------
giving of notice in Section 22.1(a) and the restriction on exercise of the Early
                    ---------------
Buy-Out Option in Section 22.2, time shall not be deemed to be of the essence
                  ------------
with respect to the dates and obligations provided for in this Article XXII, and the parties shall be entitled to such reasonable extension or adjournments as are provided for by law or statute.

                                 ARTICLE XXIII

               PROCEDURES RELATING TO PURCHASE OR EARLY BUY-OUT

     XXIII.1   Provisions Relating to the Exercise of Purchase Option and
               ----------------------------------------------------------
Conveyance Upon Early Buy-Out. (a)  In connection with the Lessee's exercise of
-----------------------------
its Purchase Option with respect to the Properties or an Early Buy-Out Option with respect to any Property, upon the Purchase Option Closing Date or the Early Buy-Out Closing Date, as the case may be:

          (i) the Lessor shall execute and deliver (x) in the case of any Property to be conveyed directly to the Lessee or its designee, at the Lessee's cost and expense, a quitclaim deed with respect to the Property, and (y) in the case of any Property to be conveyed to a Person other than the Lessee or its designee, at the Lessor's election either (A) at the Lessor's cost and expense, a quitclaim deed conveying the Property to the Lessee or an Affiliate or designee of the Lessee (with the transfer costs attributable to the Lessee's transfer to any third party to be paid by the Lessee), or (B) at the Lessee's cost and expense, a special warranty deed (or the equivalent in the case of any state other than Florida) conveying the Property directly to such Person.

          (ii) a quitclaim bill of sale with respect to any Equipment and an assignment of the Lessor's entire interest in the Property (which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds not previously received by the Lessor for that Property, an assignment of leases of the Property and any security deposits collected by the Lessor), in each case in recordable form and otherwise in conformity with local custom and free and clear of any Lessor Liens attributable to the Lessor;

          (iii)the Property shall be conveyed to the Lessee or its designee "AS IS" and in its then present physical condition;

          (iv) the Lessor shall execute and deliver to the Lessee or its designee and the Lessee's title insurance company an affidavit as to the absence of Lessor Liens; and

          (v) the Lessor shall execute such other documents reasonably requested by the Lessee or its designee, or otherwise required under local law, to effect a transfer of the Property and title thereto.

                                 ARTICLE XXIV

                                INDEMNIFICATION

     XXIV.1    General Indemnification.
               -----------------------

     (a) The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues after the Expiration Date, in any way relating to or arising out of:

          (i) this Lease or any of the transactions contemplated hereby, and any amendment, modification or waiver in respect hereof;

          (ii) any of the Loan Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

          (iii)any Property or any part thereof or interest therein;

          (iv) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to any provision hereof), return or other disposition of all or any part or any interest in any Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (A) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (B) latent or other defects, whether or not discoverable, (C) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Property, (D) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to this Lease which are in effect at any time with respect to the Property or any part thereof, (E) any Claim for patent, trademark or copyright infringement and (F) Claims arising from any public improvements with respect to any Property resulting in any change or special assessments being levied against any Property or any plans to widen, modify or realign any street or highway adjacent to any Property, or any Claim for utility "tap-in" fees;

          (v) the breach by the Lessee of any covenant, representation or warranty made by it or deemed made by it in this Lease or any certificate required hereunder;

          (vi) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with the transactions contemplated hereby;

          (vii)the existence of any Lien on or with respect to any Property, any Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee or the Lessor or any predecessor in title, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or the Lessor or any predecessor in title

     Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Lessor;

          (viii) subject to the accuracy of Lessor's representation set forth in Section 5.1, the transactions contemplated by this Lease in respect of
        -----------
     the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code; or

          (ix) claims by the Senior Lenders relating to the Property under the terms of the Senior Loan Documents, including, without limitation, any environmental indemnity claims.

     (b)  Notwithstanding the terms of clause (a) of this Section 24.1, the
                                                                  ----
Lessee shall not be required to indemnify any Indemnitee under this Section 24.1
                                                                    ------------
for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood
                                                           -------------------
that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim), (2) any Claim resulting from Lessor Liens which such Indemnitee is responsible for discharging under the Loan Documents, any (3) any Claim to the extent attributable to acts or events occurring after the expiration of the Term or the purchase of the Property pursuant to this Lease so long as the Lessor is not exercising remedies against the Lessee in respect of the Loan Documents and no Event of Default has occurred or is continuing. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Lease. Without limiting the express rights of any Indemnitee under this
Section 24.1, this Section 24.1 shall be construed as an indemnity only and not
------------       ------------
a guaranty of residual value of the Property.

     XXIV.2    Environmental Indemnity.
               -----------------------

     (a)  Without limitation of the other provisions of this Article XXIV, the
                                                            ------------
Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to, to the extent the Lease Balance has not been fully paid, any loss of value of the Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of

     (a) the presence on or under any Property of any Hazardous Substance, or any releases or discharges of any Hazardous Substance on, under, from or onto any Property that was not disclosed in the environmental audits identified in
Schedule IX to the Purchase and Sale Agreement,

     (b) any activity, including, without limitation, construction, carried on or undertaken on or off any Property by the Lessee or any employees, agents, contractors or subcontractors of the Lessee in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Property,

     (c) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws as a result of any Environmental Violation on a Property that was not disclosed in the environmental audits identified in Schedule IX to the Purchase and Sale Agreement,

     (d) any claim first arising after the Commencement Date concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

     (e) any residual contamination on or under the Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances.

It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Lease.

     XXIV.3    Proceedings in Respect of Claims.  With respect to any amount
               --------------------------------
that the Lessee is requested by an Indemnitee to pay by reason of Section 24.1
                                                                  ------------
or 24.2, such Indemnitee shall, if so requested by the Lessee and prior to any
   ----
payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate the requested payment.

     In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall promptly notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall not have any increased
         --------  -------
liability as a direct result of an Indemnitee's failure to provide such notice promptly; provided, further, that the Lessee shall have acknowledged in writing
          --------  -------
its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and, the Lessee shall keep such Indemnitee fully apprised of the status of such action suit or proceeding and shall provide such Indemnitee with all information with respect to such action suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee shall not be
                              --------  -------
entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any risk of imposition of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Property or any part thereof unless, in the case of civil liability, the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 24.1, 24.2 or 24.3
                                                ------------  ----    ----
without the prior written consent of the Indemnitee which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee; provided, however, that in the event
                                           --------  -------
that such Indemnitee withholds consent to any settlement or other compromise, the Lessee shall not be required to indemnify such Indemnitee under Section
                                                                    -------
24.1, 24.2 or 24.3 to the extent that the applicable Claim (x) is for legal fees
      ----    ----
and expenses incurred after the date of the proposed settlement or (y) results in a judgment in excess of such offered money settlement.

     Each Indemnitee shall at the expense of the Lessee supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by Section 24.1, 24.2 or 24.3. Unless an
                                      ------------  ----    ----
Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 24.1 or 24.3 without the prior written
                                 ------------    ----
consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 24.1 or 24.3
                                                         ------------    ----
with respect to such Claim.

     Upon payment in full of any Claim by the Lessee pursuant to Section 24.1,
                                                                 ------------
24.2 or 24.3 to or on behalf of an Indemnitee, the Lessee, without any further
----    ----
action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

     Any amount payable to an Indemnitee pursuant to Section 24.1, 24.2 or 24.3
                                                     ------------------    ----
shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable and, if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the expense of the Lessee; provided, however, that if the Lessee has assumed the defense of the related
--------  -------
Claim or is paying the costs of the Indemnitee's defense of the related claim on an ongoing basis, the Lessee shall not be required to pay such amount to the applicable Indemnitee until such time as a judgment is entered with respect to such Claim, the enforcement of which is not stayed or which judgment is not bonded over, or the Claim is otherwise settled or lost. To the extent the Lessee suffers any losses or damages as a result of an Indemnitee's failure to provide the Lessee with prompt notice of the commencement of any action, suit or proceeding against any Indemnitee in accordance with the first sentence of the second paragraph of this Section 24.4, the amounts of such losses or damages may
                         ------------
be offset against the Lessee's indemnification obligation to such Indemnitee.

     XXIV.4    General Impositions Indemnity.
               -----------------------------

     (a)  Indemnification.  The Lessee shall pay and assume liability for, and
          ---------------
does hereby agree to indemnify, protect and defend the Property and all Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

     (a)  Contests.  If any claim shall be made against any Indemnitee or if any
          --------
proceeding shall be commenced against any Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 24.4, or if any Indemnitee shall
                                      ------------
determine that any Imposition to which the Lessee may have an indemnity obligation pursuant to this Section 24.4 may be payable, such Indemnitee shall
                            ------------
promptly (and in any event, within 30 days) notify the Lessee in writing

(provided that failure to so notify the Lessee within 30 days shall not alter
---------
such Indemnitee's rights under this Section 24.4 except to the extent such
                                    ------------
failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Taxes) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by the Lessee; provided, however, that in
                                                     --------  -------
the case of any such claim or proceeding, if such Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Indemnitee shall in such notice to the Lessee, so inform the Lessee, and such Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by the Lessee unless the Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

     The Lessee shall be entitled for a period of 30 days from receipt of such notice from the Indemnitee (or such shorter period as the Indemnitee has notified the Lessee is required by law or regulation for the Indemnitee to commence such contest), to request in writing that such Indemnitee contest the imposition of such Tax, at the Lessee's expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a Tax liability of such Indemnitee for which the Lessee has not agreed to indemnify such Indemnitee, (y) such contest must be pursued in the name of the Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Indemnitee for which the Lessee has not agreed to indemnify such Indemnitee or (z) the Indemnitee so requests, then the Lessee shall be permitted to control the contest of such claim, provided
                                                                    --------
that in the case of a contest described in clause (y), if the Indemnitee
                                           ----------
determines in good faith that such contest by the Lessee could have a material adverse impact on the business or operations of the Indemnitee and provides a written explanation to the Lessee of such determination, the Indemnitee may elect to control or reassert control of the contest, and provided, that by
                                                         --------
taking control of the contest, Lessee acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such claim, and provided, further, that in determining the application of clauses (x) and (y) of
--------  -------                                         -----------     ---
the preceding sentence, each Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which the Lessee indemnifies hereunder from Taxes for which the Lessee is not obligated to indemnify hereunder, so that the Lessee can control the contest of the former. In all other claims requested to be contested by the Lessee, the Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or the Indemnitee required to contest) any claim, (A) if such Indemnitee provides the Lessee with a legal opinion of counsel reasonably acceptable to the Lessee that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Property or any part of any thereof unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Indemnitee in respect to such risk, (B) if an Event of Default has occurred and is continuing unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Indemnitee in respect of the Taxes subject to such claim and any and all expenses for which the Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such claim, (C) unless the Lessee shall have agreed to pay and shall pay, to such Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Indemnitee may incur in connection with contesting such Imposition including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Lessee shall provide to the Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs to such Indemnitee). In addition for Indemnitee controlled contests and claims contested in the name of the Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Indemnitee for which the Lessee may be liable to pay an indemnity under this
Section 24.4(b)) exceeds $500,000 and (B) unless, if requested by the
---------------
Indemnitee, the Lessee shall have provided to the Indemnitee an opinion of counsel selected by the Lessee (which may be in-house counsel) (except, in the case of income taxes indemnified hereunder which shall be an opinion of independent tax counsel selected by the Indemnitee and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such claim. In no event shall a Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

     The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgement, provided, however, that if
                                                     --------  -------
the Indemnitee is the controlling party and the Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such

Indemnitee rejects such settlement offer then the amount for which the Lessee will be required to indemnify such Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

     Each Indemnitee shall at the Lessee's expense supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 24.4(b). No Indemnitee shall enter into any
                         ---------------
settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 24.4 (and
                                                            ------------
with respect to which contest is required under this Section 24.4(b)) without
                                                     ---------------
the prior written consent of the Lessee, unless such Indemnitee waives its right to be indemnified under this Section 26.5 with respect to such claim.
                             ------------

     Notwithstanding anything contained herein to the contrary, a Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 24.4 with respect to
                                                    ------------
such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

     (b)  Payments.  Any Imposition indemnifiable under this Section 24.4 shall
          --------                                           ------------
be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Indemnitee pursuant to Section 24.4 shall be paid within thirty days after
                       ------------
receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 24.4 shall be made directly to the
                               ------------
Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule 7 hereto. Upon the
                                               -----------
request of any Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

     (c)  Reports. In the case of any report, return or statement required to be
          -------
filed with respect to any Taxes that are subject to indemnification under this
Section 24.4 and of which the Lessee has knowledge, the Lessee shall promptly
------------
notify the Indemnitee of such requirement and, at the Lessee's expense (i) if the Lessee is permitted (unless otherwise requested by the Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or
(ii) if such report, return or statement is required to be in the name of or filed by such Indemnitee or the Indemnitee otherwise requests that such report, return or statement for filing by such Indemnitee in such manner as shall be satisfactory to such Indemnitee and send the same to the Indemnitee for filing no later than 15 days prior to the due date therefor. In any case in which the Indemnitee will file any such report, return or statement, the Lessee shall, upon written request of such Indemnitee, provide such Indemnitee with such information as is reasonably necessary to allow the Indemnitee to file such report, return or statement.

     (d)  Verification.  At the Lessee's request, the amount of any indemnity
          ------------
payment by the Lessee pursuant to this Section 24.5 shall be verified and
                                       ------------
certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnitee. The costs of such verification shall be borne by the Lessee unless such verification shall result in an adjustment in the Lessee's favor of the lesser of (i) $10,000, or (ii) five percent of the payment as computed by the Indemnitee, in which case such fee shall be paid by the Indemnitee. In no event shall the Lessee have the right to review the Indemnitee's tax returns or receive any other confidential information from the Indemnitee in connection with such verification. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within 30 days of the Lessee's request for verifications and the computations of the accounting firm shall be final, binding and conclusive upon the Lessee and the Indemnitee. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Lease and that matters of interpretation of this Lease are not within the scope of the independent accounting firm's responsibilities.

                                  ARTICLE XXV

                             ESTOPPEL CERTIFICATES

     XXV.1     Estoppel Certificates.  At any time and from time to time upon
               ---------------------
not less than twenty days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such
------------------
request, the "Certifying Party") shall furnish to the Requesting Party (but in
              -----------------
the case of the Lessor, as Certifying Party, not more than four times per year unless required to satisfy the requirements of any subleases and only to the extent that the required information has been provided to the Lessor by the Lessee) a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXV may be
                                                          -----------
relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

                                 ARTICLE XXVI

                            ACCEPTANCE OF SURRENDER

     XXVI.1    Acceptance of Surrender.  Except as specifically provided for in
               -----------------------
this Lease, no surrender to the Lessor of this Lease or of all of the Properties or any Property or any portion of any Property or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor, and no act by the Lessor or any representative or agent of the Lessor, other than a written acceptance, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXVII

                              NO MERGER OF TITLE

     XXVII.1   No Merger of Title.  There shall be no merger of this Lease or of
               ------------------
the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee estate in any Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.

                                ARTICLE XXVIII

                          PAYMENT OF CERTAIN EXPENSES

     XXVIII.1  Transaction Expenses.  The Lessee shall pay, or cause to be paid
               --------------------
(on behalf of the Lessor in the case of amounts incurred by the Lessor), the following expenses with respect to this Lease, the other Transaction Documents and the transactions contemplated hereby and thereby ("Transaction Expenses"):
                                                       --------------------

     (a) any and all Taxes and fees incurred in recording, registering or filing the Memorandum of Lease, any Transaction Document, any Loan Document or recording or filing required by the terms of any Loan Document, or any Transaction Document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Loan Documents;

     (b) any title fees, premiums and escrow costs and other expenses relating to the Senior Lenders' title insurance, Senior Lender's assumption fees, and otherwise required by the Loan Documents;

     (c) any title fees, premiums and escrow costs and other expenses relating to the Lessee's acquisition of title to the Properties and the Loans pursuant to the Subscription Agreement (to the extent not paid by the "Transferor" under the Subscription Agreement);

     (d) all expenses relating to all surveys, Environmental Audits, inspections and engineering reports, and Appraisals to be delivered on or prior to the Commencement Date; provided, however, that such expenses incurred in
                          --------  -------
response to the Lessor's requirements only shall not exceed $200,000.00; and

     (e) all fees and expenses of obtaining the consent of the Senior Lenders to the transactions contemplated by the Subscription Agreement and to this Lease (to the extent not paid by the "Transferor" under the Subscription Agreement).

     XXVIII.2  Lease Expenses.  The Lessee shall also pay, or cause to be paid
               --------------
(on behalf of the Lessor in the case of amounts incurred by the Lessor), from time to time, the following expenses arising with respect to the transactions contemplated by this Lease and the other Transaction Documents ("Lease
                                                                 -----
Expenses"):

     (a) all expenses incurred in entering into any future amendments or supplements with respect to any of the Loan Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto;

     (b) all expenses in obtaining or refinancing any Senior Loan, whether or not such loan is ultimately entered into or consummated (but excluding such expenses when the refinancing was initiated by the Lessor and such refinancing is not entered into or consummated);

     (c)  all expenses (except as specifically provided in Section 23.1) in
                                                           ------------
connection with any transfer of any Property by the Lessor to the Lessee or other Person pursuant to this Lease, including but not limited to the costs of all appraisals obtained by the Lessor or the Lessee in the process of determining Fair Market Sales Value, any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties;

     (d) any expenses incurred in connection with the Lessor's review of, or consent to, any matter provided for in this Lease, including but not limited to any Modification and any Major Lease;

     (e) expenses incurred in respect of enforcement of any of its rights or remedies against the Lessee; and

     (f) the reasonable fees and expenses of the Lessor's counsel (including local counsel, if any, who may be retained by such legal counsel) incurred in connection with the foregoing; excluding, however, fees and expenses the Lessor's counsel incurred in connection with the preparation, execution and delivery of the Transaction Documents.

     XXVIII.3  Time of Payment.  The Lessee shall pay or cause to be paid
               ---------------
Transaction Expenses on the Commencement Date (or if the Lessee has not received written invoices with appropriate back-up therefor prior to the Commencement Date, such Transaction Expenses shall be paid within thirty days after the Lessee has received written invoices with appropriate back-up therefor). The Lessee shall pay or cause to be paid Lease Expenses at the closing of the relevant transaction or, if there is no closing or if the Lessee has not received written invoices therefor prior to such date, such Lease Expenses shall be paid within thirty days after the Lessee has received written invoices with appropriate back-up therefor.


                                 ARTICLE XXIX

                        OTHER COVENANTS AND AGREEMENTS

     XXIX.1    Covenants.  The Lessee hereby agrees that so long as this Lease
               ---------
is in effect:

     (a)  Information.  The Lessee will deliver to the Lessor:
          -----------

          (i) as soon as possible and in any event within ten Business Days after a Responsible Employee of the Lessee obtains knowledge of the occurrence of each Event of Default or each event that, with the giving of notice or time elapse, or both, would constitute an Event of Default continuing on the date of such statement, a statement of the authorized officer setting forth details of such Event of Default or event and the action that the Lessee proposes to take with respect thereto; provided that the Lessee shall not be obligated to give notice of any Event of Default which is remedied within ten Business Days after such Responsible Employee first obtains knowledge;

          (ii) promptly upon becoming aware thereof, written notice of the commencement or existence of any proceeding against the Lessee or any Affiliate of the Lessee by or before any court or governmental agency that might, in the reasonable judgment of the Lessee, result in a Material Adverse Effect on the business, operations or financial conditions of the Lessee or the ability of the Lessee to perform its obligations under the Loan Documents;

          (iii) as soon as possible and in any event within ten Business Days after the occurrence of any violation or alleged violation of an Environmental Law by Lessee, a statement of an authorized officer setting forth the details of such violation and the action which the Lessee proposes to take with respect thereto; and

          (iv) from time to time such additional information regarding the business, properties, condition or operations, financial or otherwise, of the Lessee, or regarding the Property or the status of any construction thereon, if any, as the Lessor may reasonably request in connection with the Property.

     (b)  Compliance with Laws.  The Lessee will comply in all material respects
          --------------------
with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) with respect to its Material Assets, including the Property, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     (c)  Further Assurances.  The Lessee shall take or cause to be taken from
          ------------------
time to time all action necessary to assure that the intent of the parties pursuant to this Lease is given effect . The Lessee shall execute and deliver, or cause to be executed and delivered, to the Lessor from time to time, promptly upon request therefor, any and all other and further instruments (including correction instruments and supplemental mortgages, deeds of trust and security agreements) that may be reasonably requested by the Lessor to cure any deficiency in the execution and delivery of this Lease.

     (d)  Preservation of Existence, Etc.  The Lessee will preserve and maintain
          ------------------------------
(i) its existence as a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware, and (ii) the power and authority to own and lease properties and to conduct the business in which it is currently engaged, and (iii) all rights, privileges and franchises necessary and desirable in the normal conduct of its business and the performance of its obligations hereunder and under the Loan Documents; provided that the Lessee may consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, if either the Lessee shall be the continuing corporation, or the corporation (if other than the Lessee) formed by such consolidation or into which the Lessee is merged or the Person which acquires by conveyance or transfer the properties and assets of the Lessee substantially as an entirety shall expressly assume, by an assumption agreement executed and delivered to the Lessor, the performance of the Lessee's obligations under each of the Loan Documents.

     (e)  Separate Existence.  The Lessee will: (i) maintain its books and
          ------------------
records, financial statements, and accounts separate from those of any other Person; (ii)not commingle its assets or funds with those of any other Person; hold all of its assets in its own name; (iii) conduct its business in its own name; (iv) pay its liabilities out of its own funds; (v) observe all corporate formalities; (vi) maintain an arm's-length relationship with its Affiliates;
(vii) maintain separate financial statements from any Affiliates; (viii) pay the salaries of its own employees and fees for its directors and officers out of its own funds; (ix) not guarantee or become obligated for the debts of any other Person, or hold out its credit as being available to satisfy the obligations of others; (x) not acquire obligations or securities of its owners, directors, officers or Affiliates; (xi) allocate and charge fairly and reasonably any overhead for shared office space; (xii) maintain stationery, invoices and checks separate from its Affiliates, each bearing its own name; (xiii) not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person; (xiv) hold itself out to creditors and the public as a legal entity separate from any other Person and correct any known misunderstanding regarding such separate identity; (xv) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (xvi) unless otherwise required by applicable law, file its tax returns separately from those of any other Person; (xvii) not buy or hold evidence of indebtedness issued by any other Person; (xviii) not identify itself as a division of any other Person, nor acquire or hold any Subsidiary; (xix) not acquire any securities;
(xx) not borrow money or incurred indebtedness other than normal trade accounts payable and lease obligations in the normal course of its business nor grant consensual Liens on its property; (xxi) without the unanimous consent of its board of directors, not file a voluntary petition or otherwise initiated proceedings to be adjudicated, bankrupt or insolvent, or consented to the institution of bankruptcy or insolvency proceedings, or file a petition seeking or consenting to reorganization or relief as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors, seek or consent to the appointment of any receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of all or substantial part of its properties or make any general assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debts or take any action in furtherance of any such action; (xxii) not merge or consolidate with any other Person; (xxiii) not hold itself out as having agreed to pay or become liable, by guarantee or otherwise, for the debts of another Person; (xxiv) not pledge its assets for the benefit of any other Person; (xxv) not effect a change of management or ownership without the written consent of the Lessee, including fail to maintain at all times at least one "independent" director; (xxvi) not do or fail to do any act, the effect of which is (a) to interfere with the normal operation of the Senior Loan Documents or (b) to cause a breach or default thereunder; (xxvii) provide the Lessee promptly with copies of any default notices which the Lessee receives from any of its creditors; (xxviii) pay all of its obligations as they become due in the ordinary course of its business; and (xxix) cause its directors, officers, managers, agents and other representatives to act at all times consistently and in furtherance of the foregoing.

     (f)  Payment of Taxes. The Lessee and each of its Subsidiaries shall
          ----------------
promptly pay when due all Taxes owing by the Lessee or such Subsidiary where such failure could reasonably be expected to have a Material Adverse Effect, except for such Taxes that are being contested in good faith by appropriate proceedings and adequate reserves shall have been set aside therefor. The forgoing shall not be deemed to limit or restrict the Lessee's obligations under
Section 24.4.
------------

     (g)  Books and Records. The Lessee shall, and shall cause each Subsidiary
          -----------------
to, maintain its books and financial statements in accordance with GAAP, and permit the Lessor to make or cause to be made inspections and audits of any books, records and papers of the Lessee and its Subsidiaries and to make extracts therefrom at all such reasonable times and as often as any such Person may reasonably require; provided that so long as no Event of Default has
                        --------
occurred and is continuing, the Lessor's right to inspect and audit books and records shall be limited to no more than once per year.

     (h)  Fundamental Changes.  Subject to the terms of any Sublease, the Lessee
          -------------------
shall not, nor shall it permit any Sublessee to, enter into any merger, consolidation or amalgamation, where it is not the surviving entity, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or convey, sell, assign, transfer or otherwise dispose of any of the capital stock of the Sublessees or all or substantially all of the property, business or assets of the Sublessees; provided, however, that if no Default or
                                      --------  -------
Event of Default shall have occurred before or after giving effect thereto:

          (i) any Sublessee of the Lessee may be merged or consolidated with or into the Lessee (provided, however, that the Lessee is the surviving
                      --------  -------
     corporation); and

          (ii) any Sublessee may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Lessee.

     (i)  Employee Benefit Plans. The Lessee shall maintain, and cause each of
          ----------------------
its Subsidiaries to maintain, each Plan as to which it may have liability, in compliance with all Applicable Laws.

     (j)  Subleases. During the Term, the Lessee shall use reasonable efforts to
          ---------
cause each Sublessee to observe and perform all of their respective obligations under the Subleases, including the taking of reasonable enforcement actions against the Sublessees. The Lessor shall assist in those efforts as reasonably necessary, at the Lessee's expense.

     (k)  Restricted Payments. Until Full Collateralization, the Lessee shall
          -------------------
not make any Restricted Payments.

     (l)  Transferee Indemnity. In the event Florida Progress Corporation (or
          --------------------
its subsidiary, Florida Power Corporation) fails to provide a limited indemnification agreement to a third party transferee of Bayboro Station consistent with the recent practice of Echelon International, Inc. and Florida Progress which practice is to provide terms and conditions substantially as set forth in the Indemnity Agreement made as of November 1, 1999 between Florida Progress Corporation and Tampa Anderson Warehouse, L.P., the amount of Recourse Debt shall be increased by $2,000,000 for such period as Lessor continues to own Bayboro Station.

     XXIX.2    Covenants. The Lessor hereby agrees that so long as this Lease
               ---------
is in effect and no Event of Default has occurred which is continuing:

     (a)  Further Encumbrances. Lessor will not further encumber any of the
          --------------------
Properties or grant any easement or other rights in the nature of easements or leases on the Properties without the prior written consent of the Lessee. As long as no Event of Default has occurred and is continuing hereunder, Lessor, at the request of Lessee, will grant or declare, amend or release easements, covenants, restrictions for utilities, parking or other matters as necessary or desirable for the development or operation of the Properties, and execute and deliver to any Person any instrument appropriate to confirm or effect such grant, declaration, release or amendment.

     (b)  Lessor Liens. The Lessor will not directly or indirectly sell,
          ------------
transfer, or otherwise dispose of, or create, or permit there to be created or to remain, and will promptly discharge, any Lessor Lien of any nature whatsoever on, in or with respect to, its interests in the Properties arising by or through it or its actions.

     (c)  Quiet Enjoyment. The Lessor shall not conduct any business activities
          ---------------
or act or fail to act in any manner which would give any third party any claims which would, in either case, (i) materially interfere with the Lessee's quiet enjoyment of its rights under this Lease, or (ii) materially restrict the Lessee's rights under this Lease, including without limitation the right to exercise any Purchase Option or any Early Buy-Out Option.

     (d)  Further Assurances. The Lessor shall take or cause to be taken from
          ------------------
time to time all action necessary to assure that the intent of the parties pursuant to this Lease is given effect. The Lessor shall execute and deliver, or cause to be executed and delivered, to the Lessee from time to time, promptly upon request therefor, any and all other and further instruments (including correction instruments and supplemental mortgages, deeds of trust and security agreements) that may be reasonably requested by the Lessee to cure any deficiency in the execution and delivery of this Lease.


                                  ARTICLE XXX

            APPLICATION OF EXCESS PROCEEDS; CASH COLLATERAL ACCOUNT

     XXX.1     Application of Excess Proceeds. Any payments of Excess Proceeds
               ------------------------------
received by the Lessor shall be applied by the Lessor as follows: (i) at any time that the Lease Balance reduced by amounts on deposit in the Cash Collateral
                            -------
Account and increased by the amount of Recourse Debt is $34,000,000.00 or
            ---------
greater and no Event of Default has occurred which is continuing, (x) fifteen percent of any payment of Excess Proceeds shall be distributed to the Lessee, and (y) eighty five percent of any payment of Excess Proceeds shall be deposited in the Cash Collateral Account to be held in accordance with the terms of the Cash Collateral Agreement and this Lease, and (ii) at any time that the Lease Balance reduced by amounts on deposit in the Cash Collateral Account and
        -------
increased by the amount of Recourse Debt is less than $34,000,000.00 and no
---------
Event of Default has occurred which is continuing, (x) twenty-five percent of any payment of Excess Proceeds shall be distributed to the Lessee, and (y) seventy-five percent of any payment of Excess Proceeds shall be deposited in the Cash Collateral Account to be held in accordance with the terms of the Cash Collateral Agreement and this Lease; provided, however, that upon Full
                                     --------  -------
Collateralization, one hundred percent of any payments of Excess Proceeds shall be distributed to the Lessee; and provided, further, at any time that an Event
                                  --------  -------
of Default has occurred and is continuing, the Lessor may apply one hundred percent of Excess Proceeds to the cure of the Event of Default or to the Lease Balance, as the Lessor shall determine in its sole discretion.

     XXX.2     Additional Deposit to Cash Collateral Account. The Lessee also
               ---------------------------------------------
agrees that upon the sale by the Lessee of the Property described on Schedule 1
                                                                     ----------
as the " 7th Avenue Property", the net proceeds of such sale (determined in a manner consistent with the the determination of Net Proceeds pursuant to Section
                                                                         -------
22.1) shall be applied by the Lessee as following:  (i) the net proceeds up to
----
$3,000,000.00 shall be paid to the Lessor and deposited in the Cash Collateral Account to be held in accordance with the terms of the Cash Collateral Agreement and this Lease; (ii) the net proceeds in excess of $3,000,000.00 up to an amount not to exceed $4,000,000.00 shall be retained by the Lessee; and (iii) the net proceeds in excess of $4,000,000.00 shall be paid to the Lessor and deposited in the Cash Collateral Account to be held in accordance with the terms of the Cash Collateral Agreement and this Lease.

     XXX.3     Release from Cash Collateral. At any time that (i) the Lease
               ----------------------------
Balance reduced by amounts on deposit in the Cash Collateral Account and
        -------
increased by the amount of Recourse Debt is less than $34,000,000.00 but prior
---------
to Full Collateralization, (ii) no Material Adverse Effect to the creditworthiness of the Guarantor as reasonably determined by the Lessor has occurred, and (iii) no Event of Default has occurred and is continuing, in addition to the rights provided for in Section 6.6 the Lessee shall be entitled
                                       -----------
to direct the Lessor to release from the Cash Collateral Account to the partners or members of the Lessee, or to the partners or members of the Parent, an amount sufficient to pay the income tax liability of such partners or members arising out of activities or transactions as required, permitted or contemplated or by the terms of this Lease; provided, however, that the amount of such release
                         --------  -------
shall not exceed 5% of the Excess Proceeds payable in connection with the first $17,000,00.00 of reductions to the Lease Balance.

     XXX.4     Deposits to Cash Collateral Account. The Lessee shall have the
               -----------------------------------
right, but not the obligation, to make deposits of funds other than Excess Proceeds into the Cash Collateral Account at any time.

     XXX.5     Effect of Full Collateralization. That portion of any Early Buy-
               --------------------------------
Out Price determined pursuant to clause (b) of the definition of "Early Buy-Out Price" accruing and compounding from and after the date of Full Collateralization and paid by the Lessee in connection with the exercise of any Early Buy-Out Option shall be applied as a discount to the last Early Buy-Out Price paid by the Lessee hereunder. Further, upon Full Collateralization, and provided that no Event of Default has occurred and is continuing, (i) in the event of any deposit of Excess Proceeds into the Cash Collateral Account, a corresponding amount shall be released from the Cash Collateral Account to the Lessee, and (ii) any amounts on deposit in the Cash Collateral Account in excess of the Lease Balance increased by the amount of Recourse Debt shall be released
                     ---------
to the Lessee.

                                 ARTICLE XXXI

                                 HOLDING OVER

     XXXI.1    Holding Over. If the Lessee shall for any reason remain in
               ------------
possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee or its designee), such possession shall be as a tenancy at sufferance during which time the Lessee shall continue to pay Supplemental Rent that would be payable by the Lessee hereunder were this Lease then in full force and effect with respect to the Property and the Lessee shall continue to pay Basic Rent at an annual rate equal to the rate payable hereunder immediately preceding such expiration or earlier termination; provided, however, that from and after the sixtieth day the Lessee
             --------  -------
shall remain in possession of the Property after such expiration or earlier termination, the Lessee shall pay Basic Rent at an annual rate equal to two hundred percent of the Basic Rent payable hereunder immediately preceding such expiration or earlier termination. Such Basic Rent shall be payable from time to time upon demand by the Lessor. During any period of tenancy at sufferance, the Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property. Nothing contained in this Article XXXI shall constitute the consent, express or
                          ------------
implied, of the Lessor to the holding over of the Lessee after the expiration or earlier termination of this Lease as to the Property and nothing contained herein shall be read or construed as preventing the Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to the Lessor at law or in equity.

                                 ARTICLE XXXII

                                     LOANS

     XXXII.1   Agreement to Service. The Lessee agrees to administer and service
               --------------------
the Loans, and otherwise act in accordance with this Article XXXII, until the
                                                     -------------
Expiration Date.

     XXXII.2   Servicing the Loans. The Lessee shall service and administer the
               -------------------
Loans and shall collect payments due under the Loans in accordance with its customary and usual servicing procedures (the "Servicing Standard"); provided,
                                               ------------------    --------
however, that the Lessee, in connection with its servicing and administration of
-------
the Loans shall act without regard to any credit or other relationships apart from the contracts that the Lessee or any of its Affiliates may have with any Borrower, or any Affiliate of any Borrower.

     XXXII.3   Power and Authority. In connection with its servicing and
               -------------------
administration of the Loans hereunder, the Lessee shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem (x) necessary or desirable and consistent with the Servicing Standard and (y) consistent with maximizing the amount ultimately to be received by the Lessor with respect to the Loans; provided, however, that
                                                        --------  -------
the Lessee shall not without the Lessor's consent, which shall not be unreasonably withheld or delayed, consent or agree to (1) the extension or deferral of any date on which a Loan or any payment due with respect thereto is to be paid, (2) any waiver of any covenant in any Collateral Document, (3) any amendment or modification to any Collateral Document, (4) any change in the interest rate or interest rate basis or spread applicable to any Loan, or (5) any release of a guaranty or collateral securing repayment of any Loan, or (6) the forgiveness of any payment due with respect to any Loan. The Lessee shall not be obligated to use servicing procedures, offices, employees or accounts for servicing the Loans thereunder that are separate and apart from the procedures, offices, employees and accounts used by the Lessee in connection with servicing and administering its own portfolio of loans and investments. The Lessor acknowledges that the Loan identified on Schedule 1 as "Marquardt" is currently
                                         ----------
in default and subject to work-out negotiations.

     XXXII.4   Servicing Covenants. The Lessee covenants and agrees, with
               -------------------
respect to each Loan, that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Loans and will maintain in effect all qualifications required in order to service the Loans the failure to comply with which could reasonably be expected to have a Material Adverse Effect; (ii) it will not permit any rescission or cancellation of any obligations under the Loans except as ordered by a court of competent jurisdiction or other Governmental Authority; (iii) it will do nothing to impair the rights of the Lessor in the Loans; and (iv) it will not reschedule, revise or defer payments due on the Loans; without the Lessor's consent (which shall not be unreasonably withheld or delayed). In the event the Lessee breaches any covenant or agreement set forth in this Article XXXII, and such breach has a
                                        -------------
Material Adverse Effect on the

Loans and is not cured within 30 days of the earlier to occur of the discovery of such event by the Lessee, or receipt by the Lessee of written notice of such event given by the Lessor, then the Lessor may, at its election, terminate this the rights and obligations of the Lessee under this Article XXXII.
                                                    -------------

     XXXII.5   Payments to Lessor. The Lessee shall remain obligated for, and
               ------------------
shall receive the benefit of, any "swap" resulting from the difference between
(i) interest amounts collected from the Borrowers, and (ii) the component of "Basic Rent" payable by the Lessee hereunder by virtue of the Lease Balance includes the Lessor's Cost with respect to each Loan. Any payments on account of principal received by the Lessee from any Borrower shall be remitted to the Lessor within two Business Days and applied by the Lessor to reduce the Lessor's Cost for such Loan. To the extent that such payments of principal received and applied by the Lessor reduce the Lessor's Cost for any Loan to zero, any further payments of principal shall be applied by the Lessor to reduce the Lessor's Costs for the all other Properties and Loans on a pro rata basis or otherwise as mutually agreed by the Lessor and the Lessee

     XXXII.6   Servicing Compensation. The Lessee shall not be entitle to, and
               ----------------------
shall not receive, any compensation for its servicing activities hereunder.

     XXXII.7   Reports and Records for the Lessor.
               ----------------------------------

          (a) Quarterly Servicing Certificate. The Lessee shall forward to the
              -------------------------------
Lessor on or before the 45th day following the end of each calendar quarter an accounting with respect to all payments collected by the Lessee with respect to the Loans and such other information with respect to the Loans as the Lessee has determined may have a Material Adverse Effect.

          (b) Annual Servicing Certificate. On or before January 31 of each
              ----------------------------
calendar year, beginning with January 31, 2001, the Lessee will deliver a review of the activities of the Lessee during the twelve-month period ending on December 31 of such year, or for the initial period, from the Commencement Date until December 31, 2000, and a certificate to the effect that its performance under this Article XXXII was made under the supervision of the officer signing
           -------------
such certificate and (b) to the best of such officer's knowledge, based on such review, the Lessee has fully performed all its obligations under this Article
                                                                      -------
XXXII throughout such period, or, if there has been a default in the performance
-----
of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     XXXII.8   Purchase Option. It is the intention of the Lessor and the
               ---------------
Lessee that the Lessee shall have the same rights and obligations, and shall be subject to the same restrictions, with respect to Loans as are provided with respect to the Properties pursuant to Article XXI of this Lease.
                                      -----------

     XXXII.9   Early Buy-Out Option. It is the intention of the Lessor and the
               --------------------
Lessee that the Lessee shall have the same rights and obligations with respect to Loans as are provided with respect to the Properties pursuant to Article XXII
                                                                    ------------
of this Lease.

     XXXII.10  Provisions Relating to the Exercise of Options. In connection
               ----------------------------------------------
with the Lessee's exercise of its Purchase Option with respect to the Loans or an Early Buy-Out Option with respect to any Loan, upon the Purchase Option Closing Date or the Early Buy-Out Closing Date, as the case may be, at the Closing the Lessor shall sell, assign and convey to the transferee all right, title and interest in and to the Loans, together with all the Collateral Documents as follows:

               (i) deliver to the transferee the Note or Notes for the Loan or Loans being purchased, in each case endorsed by allonge without representation, warranty or recourse, except a representation that the Note or Notes have not been pledged other than to the Senior Lender; provided,
                                                                     --------
     however, that if the originals of the Notes are not in the possession of
     -------
     the Lessor and the Lessor has exhausted all reasonable means to locate such original Notes, the Lessor may deliver copies of the Notes together with lost notes certificates;

               (ii) deliver originals of the other Collateral Documents (or if originals are not available and the Lessor has exhausted all reasonable means to locate the originals of such other Loan Documents, copies thereof), and an assignment and assumption of loan documents for each Loan or Loans, in each case without representation, warranty or recourse and in recordable form when appropriate;

               (iii) execute and deliver copies of the UCC financing statements and assignments of UCC financing statements related to the personal property;

               (iv) deliver and assign to the transferee any escrows held by the Lessor;

               (v) execute and deliver a notice to the Borrower advising the Borrower of the sale of the Loan; and

               (vi) the Lessor shall execute such other documents reasonably requested by the Lessee or its designee, or otherwise required under local law, to effect a transfer of the Property and title thereto.


                                ARTICLE XXXIII

                                 MISCELLANEOUS

     XXXIII.1  Survival; Severability; Etc. Anything contained in this Lease to
               ---------------------------
the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination for a period of one year except as to indemnification which shall continue to survive. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Lease would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

     XXXIII.2  Force Majeure. If the Lessee is prevented from exercising on a
               -------------
timely basis any Early Buy-Out Option, or consummating on a timely basis any sale or purchase on the basis of the exercise of any Early Buy-Out Option, by natural disaster, fire, declared or undeclared war, riots, mob violence, insurrections, sabotage, strikes, lockouts, condemnation, temporary restraining orders or injunctions, the failure or refusal of governmental authorities to issue permits or take other actions on a timely basis (and, upon Full Collateralization only, the failure of other third parties to take actions on a timely basis), or changes after the date hereof in the requirements or interpretations of relevant laws, in any such case, so long as (i) such cause is not within the reasonable control of the Lessee, (ii) the Lessee gives notice of such event to the Lessor within ten days of the Lessee's actual knowledge of the occurrence thereof, (iii) no Event of Default shall have occurred which is continuing, then, at the election of the Lessor, either (A) any time periods provided for in this Lease with respect to the exercise of any Early Buy-Out Option, or for consummating any sale or purchase on the basis of the exercise of any Early Buy-Out Option, shall be tolled during the period of such condition or event, or (B) the Lessor and the Lessee shall enter into a trust, nominee, or other transaction or arrangement, on terms reasonably satisfactory to the Lessor and the Lessee, to provide to the Lessee the financial benefits of such Early Buy-Out Option or Early Buy-Out Options. In addition, in the event that (x) Full Collateralization is achieved prior to February 1, 2003, and (y) the Lessee is prevented from exercising on a timely basis all Early Buy-Out Options, or consummating on a timely basis any sale or purchase on the basis of the exercise of all Early Buy-Out Options, by an event or condition described above, and (z) satisfaction of clauses (i), (ii), and (iii) above, then the increases in Basic Rent as of February 1, 2003, provided for in the definition of "Basic Rent" and the payment of Accrued Rent shall also be tolled (and, at such time that the tolling of the payment of Accrued Rent ceases, installments of Accrued Rent shall be recalculated to provide for equal installments on each Payment Date thereafter in an amount sufficient to pay the full amount thereof over the then balance of the Term).

     XXXIII.3  Amendments and Modifications. Neither this Lease nor any
               ----------------------------
provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee.

     XXXIII.4  No Waiver. No failure by the Lessor or the Lessee to insist upon
               ---------
the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

     XXXIII.5  Notices. All notices, demands, requests, consents, approvals and
               -------
other communications hereunder shall be in writing (including by facsimile), and directed to the address of the appropriate party as set forth in Schedule 7
                                                                 ----------
hereto.

     XXXIII.6  Successors and Assigns. All the terms and provisions of this
               ----------------------
Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     XXXIII.7  Headings and Table of Contents. The headings and table of
               ------------------------------
contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     XXXIII.8  Counterparts. This Lease may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

     XXXIII.9  Brokerage Commissions. Neither Lessor nor Lessee has discussed
               ---------------------
this Lease or the leasing or sale of the Properties with any brokers, agents or finders so as to create any legal right of such broker to any commission or similar fee. Each of Lessee and Lessor hereby indemnifies and agree to hold harmless the other from and against any claims for any such commission or fee by any person acting by, through, under or on behalf of the indemnifying party.

     XXXIII.10 Florida - Radon Gas Disclosure. Radon is a naturally occurring
               ------------------------------
radioactive gas that, when it has accumulate din a building in sufficient quantities, may present health risks to person who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     XXXIII.11 Treatment as a Lease. The Lessor and the Lessee each agree that
               --------------------
this Lease shall be treated for all tax purposes as a lease and that each of the Lessor and the Lessee will file applicable tax returns to reflect such treatment. The Lessee represents and warrants that it will not claim ownership of (or any tax benefits, including depreciation, with respect to) any Property for any income tax purposes, it being understood that the Lessor is and will remain the owner of the Properties for such income tax purposes until the termination of this Lease or, with respect to any Property, the sale of such Property pursuant to the terms of Articles XXI or XXII or otherwise pursuant to
                                  ------------     ----
the terms of this Lease.

     XXXIII.12 GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND
               -------------
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANOTHER JURISDICTION), EXCEPT AS TO MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF LIENS

AND SECURITY INTERESTS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

     XXXIII.13 SUBMISSION TO JURISDICTION; WAIVERS. THE LESSEE HEREBY
               -----------------------------------
IRREVOCABLY AND UNCONDITIONALLY:

     (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGEMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

     (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE AFFECTED BY PERSONAL SERVICE OR AS OTHERWISE PERMITTED BY APPLICABLE LAWS;

     (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

     (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS
SECTION 33.13 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
-------------

THE LESSEE FURTHER AGREES THAT IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS LEASE, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF THE LESSEE SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF THE LESSEE FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). THE LESSEE AGREES THAT THE LESSOR'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF

THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. THE LESSEE IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY THE LESSOR, ALL PERSONS, DOCUMENTS (WHETHER TANGIBLE. ELECTRONIC OR OTHER
FORM) OR OTHER THINGS UNDER THE LESSEE'S CONTROL RELATING TO THE DISPUTE.

     (f)  Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY
          --------------------
AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE AND/OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PARTIES. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS LEASE.

                           [signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.


--------------------------------------------------------------------------------
signed, sealed and delivered in the     HELLER AFFORDABLE HOUSING OF FLORIDA,
presence of:                            INC.,

_______________________________
Print Name:                             as the Lessor

_______________________________         By:_________________________________
Print Name:                             Name: Michael H. Jahrmarkt
                                        Title: Executive Vice-President

--------------------------------------------------------------------------------

_______________________________         ECHELON COMMERCIAL LLC,
Print Name:
                                        By: Equis Corporation, its manager

_______________________________         By:_________________________________
Print Name:                             Name: James A. Coyne
                                        Title: Vice President

--------------------------------------------------------------------------------

     STATE OF NEW YORK

     COUNTY OF NEW YORK

          The foregoing instrument was acknowledged before me this 21st day of January, 2000, by Michael H. Jahrmarkt, as Executive Vice President of HELLER AFFORDABLE HOUSING OF FLORIDA, INC., a Florida corporation (Lessor), on behalf of the Lessor, who is personally known to me or who has produced a driver's license as identification.

                                        _____________________________
                                        Notary Signature



                                             (SEAL)

     STATE OF NEW YORK

     COUNTY OF NEW YORK

          The foregoing instrument was acknowledged before me this 21st day of January 21, 2000, by, as Vice President of Equis Corporation, a
_________________, as the Managing Member of ECHELON COMMERICAL LLC, a Delaware limited liability company (Lessee), on behalf of Lessee, who is personally known to me or who has produced __________________ as identification.

                                        _____________________________
                                        Notary Signature



                                             (SEAL)